[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                                                   EXHIBIT 10.66

                       COLLABORATION AND SUPPLY AGREEMENT

                                   dated as of

                                 January 9, 2004

                                      among

                           CALIPER TECHNOLOGIES CORP.,

                               ZYMARK CORPORATION

                                       and

                                AFFYMETRIX, INC.

                                TABLE OF CONTENTS

                                                                                                  Page
                                                                                                  ----
                                                     ARTICLE 1
                                                    DEFINITIONS

Section 1.01 Definitions.......................................................................     2

                                                     ARTICLE 2
                                              SCOPE OF COLLABORATION

Section 2.01 Project Planning..................................................................     8
Section 2.02 Steering Committee................................................................    11
Section 2.03 Ownership of Intellectual Property................................................    14
Section 2.04 Licenses..........................................................................    15

                                                     ARTICLE 3
                                             PROJECT FEES AND EXPENSES

Section 3.01 Project Fees and Expenses.........................................................    17

                                                     ARTICLE 4
                                                    ACCEPTANCE

Section 4.01 Delivery of Prototype.............................................................    17
Section 4.02 Prototype Evaluation and Acceptance...............................................    17

                                                     ARTICLE 5
                                                SUPPLY ARRANGEMENT

Section 5.01 Effectiveness.....................................................................    19
Section 5.02 Supply Obligation.................................................................    19
Section 5.03 Branding and Packaging............................................................    20
Section 5.04 Manufacturing and Distribution Rights and Licenses................................    20
Section 5.05 Enhancements......................................................................    21
Section 5.06 [ * ]  ...........................................................................    21
Section 5.07 Shipping and Delivery; Invoicing and Payment Terms................................    21
Section 5.08 [ * ]  ...........................................................................    22
Section 5.09 Pricing...........................................................................    22
Section 5.10 Interest on Late Payments.........................................................    23
Section 5.11 Purchase Orders...................................................................    23
Section 5.12 Forecasts.........................................................................    24
Section 5.13 Cancellations.....................................................................    24
Section 5.14 Failure to Release[ * ] ..........................................................    25
Section 5.15 Delivery..........................................................................    25
Section 5.16 Warranty..........................................................................    25
Section 5.17 Return Material Authorization.....................................................    25
Section 5.18 Installation Training and Technical Support; Service and Repair...................    26

                                                                                                  Page
                                                                                                  ----
Section 5.19 Discontinuation (Service & Spares)................................................    28
Section 5.20 [ * ] ............................................................................    28
Section 5.21 Quality and Reliability Requirements..............................................    28
Section 5.22 Product / Process Changes & Discontinuance........................................    29
Section 5.23 Quarterly Status Review...........................................................    30
Section 5.24 Lead Generation; Trademarks; Marketing Materials..................................    30

                                                     ARTICLE 6
                                                  CONFIDENTIALITY

Section 6.01 Confidential Information..........................................................    32
Section 6.02 Restricted Use....................................................................    32
Section 6.03 Publicity.........................................................................    33

                                                     ARTICLE 7
                                          REPRESENTATIONS AND WARRANTIES

Section 7.01 Representations of the Parties....................................................    33

                                                     ARTICLE 8
                                               TERM AND TERMINATION

Section 8.01 Term..............................................................................    35
Section 8.02 Termination.......................................................................    35
Section 8.03 Insolvency........................................................................    35
Section 8.04 Remedies..........................................................................    36
Section 8.05 Survival of Work Plans............................................................    36
Section 8.06 Survival..........................................................................    36

                                                     ARTICLE 9
                                                  INDEMNIFICATION

Section 9.01 Indemnification...................................................................    36
Section 9.02 Indemnification Procedures........................................................    37

                                                    ARTICLE 10
                                                   MISCELLANEOUS

Section 10.01 LIMITATION OF LIABILITY..........................................................    37
Section 10.02 Dispute Resolution...............................................................    38
Section 10.03 Non-solicitation.................................................................    39
Section 10.04 Assignment.......................................................................    40
Section 10.05 Independent Contractors..........................................................    40
Section 10.06 Severability.....................................................................    41
Section 10.07 Entire Agreement.................................................................    41
Section 10.08 No Waiver........................................................................    41
Section 10.09 Force Majeure....................................................................    41
Section 10.10 Notices..........................................................................    42

                                                                                                  Page
                                                                                                  ----
Section 10.11 Counterparts.....................................................................    42

List of Exhibits

Exhibit A         Work Plan for Project 1
Exhibit B        .Work Plan for Project 2
Exhibit C         Consumable Products
Exhibit D         Installation
Exhibit E         Pricing
Exhibit F         Product Lead Times
Exhibit G         Form of Forecast
Exhibit H         Warranty Terms
Exhibit I         Installation Training, Technical Support, Service and Repair
Exhibit J         Industry Standards
Exhibit K         Product/Process Changes and Discontinuances, Epidemic Failure
Exhibit L         Marketing Materials

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                       COLLABORATION AND SUPPLY AGREEMENT

         THIS COLLABORATION AND SUPPLY AGREEMENT (this "AGREEMENT") is made and entered into as of January 9, 2004 (the "EFFECTIVE DATE") by and among ZYMARK CORPORATION, a Delaware corporation ("ZYMARK") and CALIPER TECHNOLOGIES CORP., a Delaware corporation (together with Zymark, "CALIPER") having its principal offices located at Zymark Center, Hopkinton, MA 01748, and Affymetrix, Inc. a Delaware corporation ("AFFYMETRIX") having its principal offices located at 3380 Central Expressway, Santa Clara, CA 95051.

                                   WITNESSETH:

         WHEREAS, Affymetrix is a leading supplier of microarray technology for gene expression and genotyping applications and has a large installed base of instruments and is actively developing new instruments with increased throughput and functionality for current and new markets, including research and diagnostics;

         WHEREAS, Affymetrix has a goal of providing more complete system solutions that leverage automation from automation partners to provide customers with systems that produce higher quality data at a lower cost, that remove bottlenecks from workflows based on new, higher-throughput Affymetrix platforms, and that can readily be operated in new environments where operator skills may not be as advanced;

         WHEREAS, Caliper is a leading automation and fluidics company with a business channel that broadly deploys its innovative and enabling technology through complementary, value-added collaborations;

         WHEREAS, Caliper has particular expertise in integration and automation of processes on both a macrofluidic and microfluidic scale, and has an array of products, technologies and capabilities that are suitable for automating microarray target preparation and related microarray workflow processing applications;

         WHEREAS, the Parties hereto desire to collaborate in certain respects to develop and market one or more integrated system solutions designed to support the Affymetrix GeneChip(R) platform and related Affymetrix protocols (the "COLLABORATION"), so that Caliper will become an Affymetrix approved supplier of, and approved developer for, new automated target preparation and related applications;

         NOW, THEREFORE, in consideration of the promises and the respective representations, warranties, covenants, and agreements set forth herein, the Parties hereto agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

         Section 1.01 Definitions.

         (a) The following terms shall be used in this Agreement with the following meanings:

         "AFFYMETRIX TECHNOLOGY" means Affymetrix' Sole Inventions and Background Technology.

         "AREA OF RESPONSIBILITY" means each area of the Collaboration in which one Party has primary responsibility for directing and carrying out research and development.

         "BACKGROUND TECHNOLOGY" means any inventions, discoveries, designs, developments, methods, modifications, improvements, processes, algorithms, databases, computer programs, formulae, techniques, trade secrets, graphics or images, audio or visual works, and other works of authorship, whether or not patentable or copyrightable, that are (a) necessary to perform the Parties' obligations in the Collaboration according to a Work Plan; and (b) owned or Controlled by a Party as of the Effective Date, or generated or acquired by a Party independently of the work in the Collaboration under this Agreement.

         "CALIPER TECHNOLOGY" means Caliper's Sole Inventions and Background Technology.

         "CONFIDENTIAL INFORMATION" means, subject to the exceptions set forth in the following sentence, any information or data, regardless of whether it is in tangible form, disclosed by either party (the "disclosing party") that the disclosing party has either marked as confidential or proprietary, or has identified in writing as confidential or proprietary within thirty (30) calendar days of disclosure to the other party (the "receiving party"); provided, however, that reports and/or information related to or regarding any work performed under a Work Plan, and/or a disclosing party's business plans, strategies, technology, research and development, current and prospective customers, billing records, and products or services shall be deemed Confidential Information of the disclosing party even if not so marked or identified, unless such information is subject to any of exceptions set forth in the following sentence. Information will not be deemed "Confidential Information" hereunder if such information: (a) is known to the receiving party prior to receipt from the disclosing party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party;
(b) becomes known (independently of disclosure by the disclosing party) to the receiving party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party;
(c) becomes publicly known or otherwise ceases to be secret or confidential, except through a breach of this Agreement by the receiving party; or (d) is independently developed by the receiving party.

         "CONTROL" or "CONTROLLED" shall mean possession of the ability to grant a license or sublicense as provided for herein under valid and subsisting Intellectual Property Rights without violating the terms of any agreement or other arrangement with any Third Party or applicable law.

         "DELIVERABLE" means work product, materials or other works or deliverables of any type (in tangible and intangible form and including works in process) to be developed or delivered by a Party during the course of a Project.

         "DEVELOPED PRODUCT" means a Prototype that has been accepted by Affymetrix pursuant to Section 4.02 of this Agreement, and any subsequent commercially produced product based upon such accepted Prototype.

         "END USERS" shall mean an existing or potential end user customer of a Developed Product or an Affymetrix product configured for use with a Developed Product.

         "INITIAL DEVELOPED PRODUCTS" means (i) a Stacatto-based HTA system for gene expression developed from Project 1 that has been accepted by Affymetrix as a "Developed Product" pursuant to Section 4.02 of this Agreement; (ii) a Sciclone-based automated target preparation system for gene expression that has been developed from Project 2 that has been accepted by Affymetrix as a "Developed Product" pursuant to Section 4.02 of this Agreement; and (iii) a Sciclone-based automated target preparation system for genotyping that has been developed from Project 3 that has been accepted by Affymetrix as a "Developed Product" pursuant to Section 4.02 of this Agreement, in each case for clauses
(i) through (iii) above, together with any and all changes, modifications, alterations, amendments, supplements or revisions that may be made to any such Developed Product from time to time by the Steering Committee in accordance with this Agreement.

         "INTELLECTUAL PROPERTY RIGHTS" means, collectively, all rights in, to and under Patents, trade secret rights, copyrights, trademarks, service marks, trade dress and similar rights of any type under the laws of any governmental authority, including without limitation, all applications and registrations relating to the foregoing.

         "INVENTION" means any inventions, discoveries, designs, developments, methods, modifications, improvements, processes, algorithms, databases, computer programs, formulae, techniques, trade secrets, graphics or images, audio or visual works, and other works of authorship, whether or not patentable or copyrightable, which is invented, discovered, generated, conceived or reduced to practice by a Party, or by the Parties jointly, pursuant to a Work Plan.

         "PARTY" means Caliper and Affymetrix respectively and the term "PARTIES" shall have a corresponding meaning.

         "PATENTS" mean all foreign and domestic patents and patent applications (including, without limitation, all provisional, divisional, substitution, continuation and continuation in-part applications, and all foreign counterparts thereof).

         "SOFTWARE" means any of the following, in both source and object code form, constituting a component or other part of a Developed Product: computer programs, instruction sequences, procedures, data, logic, and/or rules, scripts and related materials, and any modifications to any of the foregoing, in any form or media including, without limitation, magnetic tape, disc, semiconductor device, firmware, or other memory device or system memory.

                  (i)      [ * ]

         "WORK PLAN" means a mutually agreed written schedule or supplement to this Agreement setting forth a description of a Project to be performed under this Agreement.

         (b) Each of the following terms is defined in the Section set forth opposite such term:

TERM                                                                   SECTION
----                                                                   -------
Acceptance Date                                                        4.02(a)

Affymetrix                                                             Preamble

Affymetrix Disqualified Assignee                                       10.04

Affymetrix Indemnitees                                                 9.01(a)

Affymetrix Reevaluation Period                                         4.02(a)

Affymetrix Trademarks                                                  5.24(b)(i)

[ * ]                                                                  5.08(d)

Agreement                                                              Preamble

Branding and Packaging Requirements                                    5.03

Caliper                                                                Preamble

TERM                                                                   SECTION
----                                                                   -------
Caliper Deficiency Correction Period                                   4.02(a)

Caliper Disqualified Assignee                                          10.04

Caliper Indemnitees                                                    9.01(b)

Caliper Trademarks                                                     5.24(b)(iii)

Collaboration                                                          Preamble

Collaboration Records                                                  2.02(e)(i)

Consumable Product                                                     5.02(e)

Cure Period                                                            8.02

Effective Date                                                         Preamble

[ * ]                                                                  5.22(c)

[ * ]                                                                  5.20(a)

[ * ]                                                                  5.20(a)

[ * ]                                                                  5.06

Final Acceptance Date                                                  4.02(b)

Force Majeure Event                                                    10.09

Forecast                                                               5.12

Infringement                                                           2.04(d)(i)

Initial Acceptance Date                                                4.02(b)

Initial Collaboration Period                                           2.01(e)

Initial Dispute Resolution Period                                      2.02(c)

Initial Term                                                           8.01

Installation Services                                                  5.07(b)(iii)

Installation Training and Technical Support Services                   5.18(a)

Joint Inventions                                                       2.03(c)

TERM                                                                   SECTION
----                                                                   -------
Joint Patent                                                           2.03(c)(iv)

Last Shipment Date                                                     5.19

Level 1 Support                                                        5.18(b)

Licensor Marks                                                         5.24(b)(iii)

Manufacturing Materials                                                5.20(a)

[ * ]                                                                  5.08(a)

[ * ]                                                                  5.08(a)

[ * ]                                                                  5.08(a)

Production Report                                                      5.02(c)

Project                                                                2.01(b)

Project 1                                                              2.01(b)

Project 2                                                              2.01(b)

Project 3                                                              2.01(b)

[ * ]                                                                  2.01(b)

[ * ]                                                                  2.01(b)

[ * ]                                                                  2.01(b)

Project Acceptance Date                                                4.02(b)

Project 1 Acceptance Date                                              4.02(b)

Project 2 Acceptance Date                                              4.02(b)

Project Fees                                                           3.01

Project Manager                                                        2.02(b)

Project Termination                                                    4.02(a)

Prosecution Party                                                      2.03(c)(iv)

Prototype                                                              4.01

TERM                                                                   SECTION
----                                                                   -------
Purchase Orders                                                        5.11(a)(i)

Renewal Notice                                                         8.01

Renewal Term                                                           8.01

Repair Services                                                        5.18(c)

Second Collaboration Commencement Date                                 2.01(b)

Second Collaboration Period                                            2.01(f)

Second Target Acceptance Date                                          5.08(a)

Sole Inventions                                                        2.03(b)

Specifications                                                         4.01

Steering Committee                                                     2.02(a)

Steering Committee Dispute Resolution Period                           2.02(c)

Term                                                                   8.01

Trademark Licensee                                                     5.24(b)(iii)

Trademark Licensor                                                     5.24(b)(iii)

Warranty Period                                                        5.16(a)

[ * ]                                                                  5.08(b)(i)

[ * ]                                                                  5.08(b)(ii)

[ * ]                                                                  5.08(b)(iii)

Zymark                                                                 Preamble

                                   ARTICLE 2
                             SCOPE OF COLLABORATION

         Section 2.01 Project Planning.

         (a)      Areas of Responsibility:

         Caliper shall have principal engineering responsibility for target preparation automation and microfluidics and Affymetrix shall have principal engineering responsibility for array and assay methods development, software integration with respect to scanning, and system validation. Subject to the foregoing, the initial Areas of Responsibility shall be set forth in the Work Plan for any Project. Further specification of the initial Affymetrix Areas of Responsibility and Caliper Areas of Responsibility shall be agreed as necessary during the Term by the Parties. Prior to the commencement of any additional Area of Responsibility, the Parties shall amend or supplement the Work Plan for a Project in a mutually agreed to writing that specifies, among other things, whether such Area of Responsibility is an Affymetrix Area of Responsibility or a Caliper Area of Responsibility or both, and the related research objectives, work plans and budgets.

         (b)      Work Plans:

         Subject to the next paragraph, the Parties shall execute a mutually acceptable written Work Plan with respect to each distinct area of inquiry (each, a "PROJECT") to be included in the Collaboration. Each such Work Plan shall be binding, and shall deemed to be incorporated herein in its entirety. As of the Effective Date, the initial Projects are the following (each of which shall be documented with its own mutually acceptable Work Plan which shall be attached to this Agreement when completed):

                  1.       Stacatto-based HTA system for gene expression
                           ("PROJECT 1");

                  2. Sciclone-based automated target preparation system for gene expression ("PROJECT 2");

                  3. Sciclone-based automated target preparation system for genotyping ("PROJECT 3");

                  4.       [ * ] ;

                  5.       [ * ] ; and

                  6.       [ * ] .

         The Work Plans for Project 1 and Project 2 are attached hereto as Exhibits A and B, respectively. On or before March 31, 2004 (the "SECOND COLLABORATION COMMENCEMENT DATE"), each Party shall notify the other Party in writing as to whether it wishes to proceed with the development of Work Plans for any of Project 3 [ * ] . In the event that both Parties wish to proceed with Work Plans for any of Project 3 [ * ] , the Parties shall proceed in good faith to negotiate, prepare and document Work Plans for such Projects on or prior to April 1, 2004 in the case of both Project 3 [ * ] . Notwithstanding the foregoing, neither Party shall be obligated to proceed with Project 3 [ * ] unless both Parties agree in writing to the Work Plans for such Project or Projects pursuant to the terms of this Agreement.

         (c)      Conflict.

         In the event that the provisions of a Work Plan conflict with the provisions of this Agreement with respect to a Project under such Work Plan, the provisions of the Work Plan shall govern solely to the extent of any such conflict and solely with respect to such Project.

         (d)      Content of Work Plan.

         Each Work Plan shall contain at least the following information and terms with respect to such Project, where applicable or where different from the terms set forth in this Agreement:

                  (i) the identity of the Project Managers for the Project and/or the manner in which they will be selected;

                  (ii) a description of the initial Areas of Responsibility for each Party (which shall include any joint Areas of Responsibility);

                  (iii) a list of the Deliverables to be developed during the Project, including the functional requirements, technical documentation, specifications, protocols, standard operating procedures and branding requirements for each Developed Product;

                  (iv) acceptance criteria for each Deliverable due during the Project, and procedures for the delivery, testing, acceptance and correction of any non-conformities for such Deliverables;

                  (v) a schedule or timetable with a description of all Project milestones and/or Deliverable due dates;

                  (vi) a description of any performance, status and operational reports to be generated during the Project;

                  (vii) quality criteria for assessing the performance of the Parties during such Project including, but not limited to, performance criteria for milestones, classifications of the severity of errors or failures, and response processes for the correction of any such errors or failures;

                  (viii) a resources plan setting forth the resources and staffing required for such Project by each Party, and the extent, if any, to which one Party will reimburse the other Party for the personnel and other expenses incurred by such Party in connection with such Project;

                  (ix)     a plan setting forth [ * ] ; and

                  (x) any other terms and conditions agreed upon by the Parties with respect to the Project.

         (e) Termination of a Work Plan. Notwithstanding anything in this Agreement to the contrary, either Party may elect at any time to cease development work on any of Project 3 [ * ] pursuant to the approved applicable Work Plan if (i) such Party reasonably determines, based on the written opinion of independent patent counsel agreed to and retained by both Parties pursuant to a joint defense agreement, that the product contemplated by such Project poses a substantial risk of infringing third party Intellectual Property Rights and (ii) either Party has not eliminated or substantially mitigated such risk (either by obtaining a license from such third party or modifying the product contemplated by such Project in a manner reasonably acceptable to each Party) such that, within a commercially reasonable time period thereafter, such independent patent counsel is of the written opinion (as addressed to the Parties) that the product contemplated by such Project no longer poses a substantial risk of infringing third party Intellectual Property Rights. In addition to the foregoing, if at any time a Party reasonably determines that the development of a product contemplated by any of Project 3 [ * ] is no longer scientifically or technically feasible, it shall promptly notify the other Party in writing setting forth the basis for its determination in reasonable detail. The Steering Committee shall promptly meet to discuss how to proceed with respect to such Project taking into consideration the relative contributions and expectations of the Parties with respect to the Project, but shall be under no obligation to reach agreement with respect thereto. If the Parties are unable to agree on an alternative course of action within thirty (30) calendar days (or such other period as may be mutually agreed to by the Steering Committee) after the consideration of such Project by the Steering Committee, the relevant Work Plan shall be deemed to have been terminated.

         (f) Duration of Initial Collaboration Period. The Parties agree that the initial period of Collaboration (the "INITIAL COLLABORATION PERIOD") shall begin on the Effective Date and end on the earlier of (i) the acceptance by Affymetrix of Initial Developed Products from each of Project 1 and Project 2 pursuant to Section 4.02 of this Agreement, or (ii) the first anniversary of the Effective Date. The Initial Collaboration Period may, however, be extended by mutual written agreement of the Parties.

         (g) Duration of the Second Collaboration Period. The Parties agree that the second period of Collaboration (the "SECOND COLLABORATION PERIOD") shall begin on the Second Collaboration Commencement Date and end on the earlier of

(i) the acceptance by Affymetrix of Developed Products from each of Project 3 [
* ] pursuant to Section 4.02 of this Agreement, or (ii) the first anniversary of the Second Collaboration Commencement Date. The Second Collaboration Period may, however, be extended by mutual written agreement of the Parties.

         Section 2.02 Steering Committee.

         (a)      Composition and Responsibilities.

         There shall be a committee consisting of two (2) persons (each of which shall be at Affymetrix' Vice President level or above) appointed by Affymetrix and two (2) persons (each of which shall be at Caliper's Vice President level or above) appointed by Caliper (the "STEERING COMMITTEE"). Affymetrix' initial designees shall be [ * ] , and Caliper's initial designees shall be [ * ] . The Steering Committee shall establish procedures to govern the conduct of its meetings including the election of co-chairmen (one from each Party), the frequency of regular meetings, the calling of special meetings, advance notice of meeting agendas and the keeping of minutes of its meetings. Action by the Steering Committee shall require the affirmative vote or agreement of a majority of the total number of members of the committee. The Steering Committee shall meet at least once in any consecutive six-month period in person or via teleconference. Either Party may call a meeting of the Steering Committee with thirty (30) calendar days prior written notice to the other Party. Either Party may, in its sole discretion by providing prior written notice to the other Party, (x) replace its Steering Committee members, or (y) designate a substitute for a committee member to participate in the event one of the Party's regular committee members is unable to be present at a meeting. The Steering Committee may, as it sees fit, create other committees (e.g., a research and development committee, an intellectual property committee and a commercialization committee) to which it may delegate responsibilities. Any such other committee shall have an equal number of representatives from each Party (who need not be members of the Steering Committee). The Steering Committee shall be responsible for the strategic direction, coordination and oversight of all research and development programs with respect to a Project within the Collaboration including without limitation the following:

                  (i) identification of the research goals and parameters with respect to each Area of Responsibility;

                  (ii) specification of the research activities to be undertaken by each Party with respect to each Area of Responsibility;

                  (iii) prioritization of research activities and allocation of resources among each Area of Responsibility (subject to the applicable Work Plan);

                  (iv)     monitoring the results of each Area of
         Responsibility;

                  (v) recommending to the Parties any material capital expenditures required in connection with any Area of Responsibility;

                  (vi) recommending to the Parties budgeting and financial controls with respect to each Area of Responsibility;

                  (vii) assessing the progress of each Work Plan in light of the goals set forth therein, including marketing and other commercialization efforts, and discussing and approving proposed amendments to each outstanding Work Plan as necessary;

                  (viii) identifying future marketing and product opportunities that might be addressed through collaboration between the Parties; and

                  (ix) such other responsibilities as may be assigned to it by the Parties.

                  (b)      Project Managers.

         The Steering Committee shall appoint one (1) person selected by Affymetrix and one (1) person selected by Caliper to serve as Project managers for each Project ("PROJECT MANAGER"). The Project Managers shall be reasonably qualified to perform their responsibilities under the direction of the Steering Committee and shall be reasonably acceptable to the other Party. The Project Managers shall be responsible for the direction, coordination and execution of the Project including but not limited to the following responsibilities (i) administering and coordinating the technical aspects of each Project; (ii) arranging meetings, visits and consultations relating to the technical aspects of each Project; (iii) coordinating the submission of and testing of all Deliverables, if any; (iv) coordinating the exchange of Confidential Information; and (v) preparing reports to the Steering Committee regarding the status of the Project.

                  (c)      Disputes.

         Disputes that arise in any committee established by the Steering Committee pursuant to Section 2.02(a) or that arise between Project Managers with respect to a particular Project, and that such committee or Project Managers, as the case may be, are unable to resolve themselves within twenty-one
(21) calendar days of formal written notice to the other Party that a dispute exists (the "INITIAL DISPUTE RESOLUTION PERIOD") will be referred to the Steering Committee. The Steering Committee shall attempt to resolve any disputes between the Parties in good faith within twenty-one (21) calendar days after the expiration of the Initial Dispute Resolution Period (the "STEERING COMMITTEE DISPUTE RESOLUTION PERIOD"), or if such dispute arises in the Steering Committee, within twenty-one (21) calendar days after formal written notice by any of the Parties that a dispute exists. If the Steering Committee is unable to resolve a dispute regarding any issue presented to it (or arising within the Steering Committee) during the Steering Committee Dispute Resolution Period, such dispute will be referred to designated officers of the Parties for good faith resolution, for a period of thirty (30) calendar days following expiration of the Steering Committee Dispute Resolution Period, pursuant to Section 10.02(a)(i) below. If such dispute is not resolved by the end of such thirty (30) calendar day period, then either Party shall be free to pursue any legal or equitable remedy available to it, in accordance with Section 10.02(b) below.

         (d)      Mutual Support.

         The Parties will provide reasonably sufficient resources to support the development effort for each Project including without limitation: (i) close coordination with Project Managers, developers, testers and customers on a worldwide basis; (ii) conference calls; (iii) travel for workshops, training, laboratory setup, integration testing, and field trials; (iv) deployment of modern state-of-the-art development processes, tools and methodologies; and (v) compliance with all applicable labor law requirements. Unless otherwise agreed to by the Parties in writing, each Party will bear its own costs in respect of the activities specified in this Section 2.01(d) and shall be responsible for managing its own resources; provided, however, that Caliper may condition its agreement to participate in any marketing or sales activities at the request of Affymetrix on Affymetrix' agreement to reimburse Caliper for any out-of-pocket costs incurred by Caliper in connection with such activities.

         (e)      Records; Exchange of Information.

                  (i) Records. During the Term of this Agreement, each Party will maintain complete and accurate scientific records of all work done and results achieved by that Party in the performance of their obligations pursuant to this Agreement ("COLLABORATION RECORDS"). During the Term of this Agreement, each Party will grant the other Party reasonable access to that Party's Collaboration Records during ordinary business hours, the disclosure of which, without limiting the generality of Article 6 of this Agreement, shall be subject to the confidentiality restrictions provided therein.

                  (ii) Reports. Periodically during the Term of this Agreement at the Steering Committee's request (but in any event at least quarterly with respect to each of Project 1 and Project 2), the Parties will provide the Steering Committee with written reports summarizing the progress of the work performed pursuant to this Agreement and any particular Project performed hereunder. Within thirty
         (30) calendar days after the termination or expiration of any Work Plan for a particular Project, each Party's Project Manager will provide a final written report to the Steering Committee summarizing such Party's activities and results during such Project.

         Section 2.03 Ownership of Intellectual Property.

         (a) Notification. Each Party shall promptly notify the other of any Inventions invented, discovered, generated, conceived or reduced to practice by such Party.

         (b) Sole Inventions. Unless otherwise provided in a Work Plan with respect to a particular Project, any Inventions invented, discovered, generated, conceived or reduced to practice solely by one or more employees or agents of a Party (the "SOLE INVENTIONS") shall be the sole property of such Party, subject to the licenses granted in Section 2.04 below.

         (c)      Joint Inventions.

                  (i) Unless otherwise provided in a Work Plan with respect to a particular Project, the Parties shall jointly own, without obligation of accounting to each other, all Inventions that are invented, discovered, generated, conceived or reduced to practice by one or more employees or agents of a Party jointly with one or more employees or agents of the other Party (the "JOINT INVENTIONS").

                  (ii) In furtherance of the foregoing, (A) Affymetrix hereby assigns and shall assign to Caliper an undivided joint ownership interest in and to the Joint Inventions, such interest to be without any obligation to account to Affymetrix with respect thereto and without any right to claim against Affymetrix for such accounting, and
         (B) Caliper hereby assigns and shall assign to Affymetrix an undivided joint ownership interest in and to the Joint Inventions, such interest to be without any obligation to account to Caliper with respect thereto and without any right to claim against Caliper for such accounting. For the avoidance of doubt, each of Affymetrix and Caliper shall have reserved for itself an undivided joint ownership interest in and to the Joint Inventions.

                  (iii) Each Party shall execute and do all things reasonably necessary to vest such joint rights, title and interest in, to and under the Joint Inventions equally in both Parties. The Parties shall reasonably cooperate with one another in connection with the prosecution and defense of Patents with respect to Joint Inventions, and except as provided below, shall share equally in any costs and expenses incurred in connection therewith. If at any time one Party declines to fund the prosecution or maintenance of a Patent pursued by the other Party with respect to a Joint Invention, the declining Party shall immediately, and hereby does and will assign all of its right, title and interest in and to such Joint Invention to the other Party, and shall provide such non-financial support as the other Party may reasonably request in the prosecution of such Patent.

                  (iv) Prior to filing with any patent authority any application for any Patent the subject matter of which is any Joint Invention (each, a "JOINT PATENT"), the Parties shall mutually agree on
         (A) which of the two parties will be primarily responsible for the filing, prosecution, defense and maintenance, before any such patent authorities, of such Joint Patent (such Party, the "PROSECUTION PARTY") and (B) the law firm which shall be used for the filing, prosecution, defense and maintenance of such Joint Patent, provided that unless the Parties otherwise agree in writing, Caliper shall be the Prosecution Party for any Joint Patent relating to liquid handling or microfluidics and Affymetrix shall be the Prosecution Party for any Joint Patent relating to arrays, reagents for target preparation, genotyping, resequencing, gene expression, transcript and exon analysis or other genomic system protocols, and scanning. The Party which is not the Prosecution Party shall have the right to review and comment on the filing, prosecution and defense by the Prosecution Party of the Joint Patents. If the Prosecution Party determines in its sole discretion to not file, prosecute, defend or maintain any Patent within the Joint Patents in any country, then the Prosecution Party shall provide the other Party with thirty (30) calendar days prior written notice of such determination and shall provide the other Party with the right and opportunity to file, prosecute, defend and maintain such Patent. Subject to Section 2.03(c)(iii) above, all costs and expenses associated with the filing, prosecution, defense and maintenance, before any such patent authorities, of the Joint Patents shall be shared equally by the Parties.

         Section 2.04 Licenses.

         (a) Limited Cross License to Perform the Collaboration. During the Term of this Agreement and subject to the terms and conditions of this Agreement, Affymetrix hereby grants to Caliper, under all of Affymetrix' Intellectual Property Rights, a limited, nonexclusive, non-sublicensable, non-transferable, fully paid, royalty free license to use the Affymetrix Technology solely as necessary for Caliper to perform its obligations hereunder, and Caliper hereby grants to Affymetrix, under all of Caliper's Intellectual Property Rights, a limited, nonexclusive, non-sublicensable, non-transferable, fully paid, royalty free license to use the Caliper Technology solely as necessary for Affymetrix to perform its obligations hereunder.

         (b)      Cross License of Sole Inventions.

                  (i) Subject to any restrictions set forth in a Work Plan, Caliper hereby grants to Affymetrix a perpetual, irrevocable, fully paid-up, royalty-free, worldwide, non-exclusive, transferable and sublicensable (directly or indirectly through multiple tiers) license under all of Caliper's Intellectual Property Rights to make, have made, use, sell, have sold, offer to sell, have offered for sale, import and have imported Caliper's Sole Inventions, for the life of any such Intellectual Property Rights.

                  (ii) Subject to any restrictions set forth in a Work Plan, Affymetrix hereby grants to Caliper a perpetual, irrevocable, fully paid-up, royalty-free, worldwide, non-exclusive, transferable and sublicensable (directly or indirectly through multiple tiers) license under all of Affymetrix' Intellectual Property Rights to make, have made, use, sell, have sold, offer to sell, have offered for sale, import and have imported Affymetrix' Sole Inventions, for the life of any such Intellectual Property Rights.

         (c) No Implied License to Background Technology. For the avoidance of doubt, except as expressly set forth in this Agreement, each Party retains sole ownership and control of its Background Technology and no license is conveyed, by implication, estoppel or otherwise, under the Background Technology of either Party.

         (d)      Patent Enforcement.

                  (i) Notification. If either Party learns of material infringement, unauthorized use, misappropriation or ownership claim (any of the foregoing, an "INFRINGEMENT") by a third party with respect to any of the other Party's Inventions, such Party shall promptly notify the other Party and shall provide such other Party with available evidence of such Infringement.

                  (ii) Right to Bring Suit. Caliper shall have the exclusive right, but not the obligation, to institute Patent or other Intellectual Property Rights Infringement actions against third parties based on any Caliper Technology. Affymetrix shall have the exclusive right, but not the obligation, to institute Patent or other Intellectual Property Rights infringement actions against third parties based on any Affymetrix Technology.

                  (iii) Expenses. The costs and expenses of any such action (including fees of attorneys and other professionals) shall be borne by the Party instituting the action, or, if the Parties elect to cooperate in instituting and maintaining such action, such costs and expenses shall be borne by the Parties in such proportions as they may agree in writing.

                  (iv) Standing and Cooperation. Each Party shall execute all reasonably necessary and proper documents, take such actions as shall be appropriate (at the other Party's reasonable expense) to allow the other Party to institute and prosecute such infringement actions and shall otherwise reasonably cooperate in the institution and prosecution of such actions (including, without limitation, consenting to being named as a nominal party thereto).

                  (v) Proceeds. Any award paid by third parties as a result of such an infringement action (whether by way of settlement or otherwise) shall be applied first to reimburse both Parties for all costs and expenses incurred by the Parties with respect to such action on a pro rata basis and, if after such reimbursement any funds shall remain from such award, they shall be allocated as follows: (i) if Caliper has instituted and maintained such action alone, Caliper shall be entitled to retain such remaining funds; (ii) if Affymetrix has instituted and maintained such action alone, Affymetrix shall be entitled to retain such remaining funds; or (iii) if the Parties have cooperated in instituting and maintaining such action, the Parties shall allocate such remaining funds between themselves in the same proportion as they have agreed to bear the expenses of instituting and maintaining such action.

                                   ARTICLE 3
                            PROJECT FEES AND EXPENSES

         Section 3.01 Project Fees and Expenses.

         [ * ]

                                   ARTICLE 4
                                   ACCEPTANCE

         Section 4.01 Delivery of Prototype.

         Upon Caliper's determination that it has completed a Project and that the resulting Deliverable conforms with the applicable specifications and/or documentation agreed upon by Affymetrix and set forth in or created under the applicable Work Plan for such Deliverable ("SPECIFICATIONS"), Caliper shall promptly deliver to Affymetrix for evaluation one prototype of such Deliverable (a "PROTOTYPE") and a copy of the complete instructions and operational documentation for the Prototype. Upon the acceptance of such Prototype by Affymetrix pursuant to section 4.02, Affymetrix shall, as reasonably as practicable, return such Prototype to Caliper for modification into an Initial Developed Product, and, upon shipment to Affymetrix of such Initial Developed Product, Caliper shall invoice Affymetrix and Affymetrix shall pay Caliper in accordance with the terms of this Agreement. For purposes of clarification, the shipment of such Initial Developed Product shall count towards Affymetrix' Minimum Purchase Requirement.

         Section 4.02 Prototype Evaluation and Acceptance.

         (a) Affymetrix shall have a period of thirty (30) calendar days (or such other period as may be mutually agreed to by the Steering Committee) from receipt of the Prototype in which to evaluate the Prototype in order to determine whether or not it conforms to the Specifications and is commercially satisfactory. In the event Affymetrix reasonably determines in the course of such evaluation that the Prototype does not conform to the Specifications, or is not commercially satisfactory, Affymetrix shall so notify Caliper in writing specifying in reasonable detail the nature of the deficiencies discovered by Affymetrix in the course of its evaluation. Caliper shall have a period of thirty (30) calendar days (or such other period as may be mutually agreed to by the Steering Committee) thereafter in which to use its best efforts to correct any such deficiencies specified by Affymetrix and submit an appropriately revised version of the Prototype to Affymetrix for further evaluation (a "CALIPER DEFICIENCY CORRECTION PERIOD"). Affymetrix shall then have successive thirty (30) calendar day (or such other period as may be mutually agreed to by the Steering Committee) reevaluation periods (each, an "AFFYMETRIX REEVALUATION PERIOD"), each such Affymetrix Reevaluation Period being followed by a Caliper Deficiency Correction Period of thirty (30) calendar days (or such other period as may be mutually agreed to by the Steering Committee), until the earlier of such time as either (i) Affymetrix notifies Caliper in writing that Affymetrix' evaluation of the latest version of the Prototype submitted by Caliper has not revealed any nonconformities with the Specifications and that Affymetrix has determined that the Prototype is commercially satisfactory ("ACCEPTANCE DATE"),
(ii) after Affymetrix has notified Caliper in writing that Caliper's third attempt to correct the deficiencies specified by Affymetrix is not accepted, Affymetrix also notifies Caliper in writing that it elects to terminate the efforts to develop the applicable Developed Product, or (iii) after Caliper has notified Affymetrix in writing of Caliper's conclusion that a fourth attempt by Caliper is not reasonably likely to correct the deficiencies specified by Affymetrix and is not reasonably likely to be accepted by Affymetrix, Caliper also notifies Affymetrix in writing that it elects to terminate the efforts to develop the applicable Developed Product (either of the events described in the foregoing clause (ii) or clause (iii) being referred to herein as "PROJECT TERMINATION").

         (b) On the Acceptance Date of the Initial Developed Product from Project 1, the provisions of Article 5 shall become effective with respect to the Initial Developed Product from Project 1 (the "PROJECT 1 ACCEPTANCE DATE"), on the Acceptance Date of the Initial Developed Product from Project 2, the provisions of Article 5 shall become effective with respect to the Initial Developed Product from Project 2 (the "PROJECT 2 ACCEPTANCE DATE"), and on the Acceptance Date of the Initial Developed Product from Project 3, the provisions of Article 5 shall become effective with respect to the Initial Developed Product from Project 3. The earlier to occur of the Project 1 Acceptance Date and the Project 2 Acceptance Date shall be referred to herein as the "INITIAL ACCEPTANCE DATE" and the later to occur of the Project 1 Acceptance Date and the Project 2 Acceptance Date shall be referred to herein as the "FINAL ACCEPTANCE DATE". For purposes of this Agreement, "PROJECT ACCEPTANCE DATE" shall mean, when used in reference to a particular Project, the Acceptance Date of the Initial Developed Product from such Project.

                                   ARTICLE 5
                               SUPPLY ARRANGEMENT

         Section 5.01 Effectiveness.

         The provisions of this Article 5 shall become effective with respect to Initial Developed Products from Project 1 on the Project 1 Acceptance Date and with respect to Initial Developed Products from Project 2 on the Project 2 Acceptance Date and shall remain effective until the expiration of the Term in accordance with Section 8.01.

         Section 5.02 Supply Obligation.

         (a) From time to time Affymetrix may request Caliper to sell the Initial Developed Products to Affymetrix, and Caliper agrees to sell such Initial Developed Products to Affymetrix. The sale of Initial Developed Products by Caliper and the purchase of Initial Developed Products by Affymetrix shall be in accordance with the terms of this Agreement and Exhibits thereto and the Purchase Orders. To the extent that the Parties [ * ] , the Parties shall discuss implementing supply arrangements similar in nature and scope to those set forth in this Article 5 with respect to the Developed Products resulting from any such Project(s).

         (b) Caliper shall [ * ] . Caliper shall [ * ] . Caliper shall not be in breach of its obligations hereunder if it is unable [ * ] .

         (c) During the term of this Agreement, Caliper shall provide Affymetrix with a periodic production and shipping report for a specified period (with the frequency of such report and the covered period to be mutually agreed to by the Parties), which contains the destination, Purchase Order date, quantity, product date code, and product delivery date and such other information as the parties agree should be included in such report (the "PRODUCTION REPORT"). Each Production Report shall be sent to Affymetrix within three (3) business days of request, to the members of the Steering Committee designated by Affymetrix. Upon request by Affymetrix on an exception basis, not more than one time quarterly, Caliper shall provide to Affymetrix the results of a physical inventory of all finished Initial Developed Products, within twenty-four (24) hours or upon a mutually agreed upon time.

         (d) Caliper will purchase all materials used in the production of Initial Developed Products, or shall cause its vendors to maintain such inventories sufficient to meet Caliper's supply obligations hereunder. To the extent provided in the Work Plan, [ * ] .

         (e) Caliper shall [ * ] . For purposes of this Section 5.02(e), "CONSUMABLE PRODUCTS" shall mean those products set forth on Exhibit C, as such Exhibit may be amended in writing by the Steering Committee from time to time.

         Section 5.03 Branding and Packaging.

         The Initial Developed Products, including Software, and all product literature and marketing materials will comply with Affymetrix' and Caliper's branding and packaging requirements (the "BRANDING AND PACKAGING REQUIREMENTS"), in accordance with the Specifications for such Initial Developed Products as specified in the relevant Work Plan, to include, as mutually agreed and without limitation: (a) Affymetrix' and Caliper's names, trademarks, and logotype, in substantially equal prominence; (b) Affymetrix' color scheme or visual differentiator consistent with the look and feel of Affymetrix' products; (c) Affymetrix' part number as per Specifications; (d) Affymetrix' bar-codes; (e) Initial Developed Product packages with Affymetrix' box bar coding, applicable to each shipment; (f) outer packaging for each Initial Developed Product; and
(g) Initial Developed Product literature.

         Section 5.04 Manufacturing and Distribution Rights and Licenses.

         (a) Affymetrix hereby grants to Caliper, under all of Affymetrix' Intellectual Property Rights, a fully paid-up, royalty-free, worldwide, non-exclusive, non-transferable license, with no right to grant sublicenses, to use the Affymetrix Technology solely for the purpose of making and having made Initial Developed Products for distribution to Affymetrix' End Users in accordance with the terms hereof.

         (b) Caliper hereby grants to Affymetrix, under all of Caliper's Intellectual Property Rights, a fully paid-up, royalty-free, worldwide, exclusive, non-transferable and sublicensable (directly or indirectly through multiple tiers) right and license

                  (i) To use, sell, have sold, offer to sell, have offered for sale, rent, lease, import and have imported Developed Products (except for any Software included therewith) purchased under this Agreement, directly or indirectly; and

                  (ii) except as otherwise set forth in a Work Plan, to use, distribute and sublicense to End Users, solely for the purpose of operating the applicable Initial Developed Product, any Software included with any Initial Developed Product purchased under this Agreement. Any such sublicensing of such Software by Affymetrix shall be pursuant to terms and conditions of an end user license agreement consistent with terms and conditions which normally govern the licensing of Affymetrix' software used for the operation of Affymetrix' products, provided that such terms and conditions provide protection for Caliper's interests in the Initial Developed Products and protection against liability to an extent that is reasonably satisfactory to Caliper.

         Section 5.05 Enhancements.

         Affymetrix and Caliper may from time to time, by mutual agreement, modify the Specifications of the Initial Developed Products and the Work Plans relating to the Initial developed Products, to incorporate enhancements or new features introduced by either Party in its products which are similar to Initial Developed Products. Each Party shall offer to the other, and make available for incorporation in this Agreement, any Initial Developed Product enhancement or new feature that such Party makes generally available. Such notification shall be made by the developing Party to the other Party at scheduled product marketing reviews. If the Parties agree, the actual incorporation in this Agreement of any such Initial Developed Product enhancement or new feature will take place only after it complies with acceptance requirements agreed to by the Parties. At the time any Initial Developed Product enhancement or new feature is incorporated in this Agreement, the Parties shall agree in writing on the prices and the availability date and the acceptance program applicable to such Initial Developed Product enhancement or new feature.

         Section 5.06 [ * ]

         [ * ]

         Section 5.07 Shipping and Delivery; Invoicing and Payment Terms.

         (a)      Shipping.

                  (i) Initial Developed Product(s) shall be shipped by Caliper, FOB Caliper's facility, in suitable packing containers, to the Affymetrix ship-to destination, unless otherwise instructed.

                  (ii) At Affymetrix' request and expense, Caliper will arrange for shipment of Initial Developed Product(s) by preferred carrier(s) specified from time to time in writing by Affymetrix, to designated ship-to destinations specified by Affymetrix.

                  (iii) Upon Affymetrix' written request, Caliper will provide shipping confirmation to Affymetrix within twenty-four (24) hours of a particular shipment, listing all pertinent information to enable Affymetrix to invoice Affymetrix' customers for such shipments or to prepare for reception of such Initial Developed Products, including without limitation for each shipment, quantity shipped, description and serial numbers of the Initial Developed Product(s), date of shipment, and customer and ship-to destination.

         (b)      Delivery and Installation.

                  (i) No change in the scheduled delivery date or performance will be permitted without Affymetrix' prior written consent. No acceptance of goods or services after the scheduled delivery date will be deemed a waiver of future compliance with the terms hereof.

                  (ii) Delivery will occur, and risk of loss or damage to Initial Developed Product(s) will pass from Caliper to Affymetrix, upon delivery to the designated carrier for shipment to the End User. Delivery of any developed Product by Caliper to an End User or to Affymetrix shall constitute a certification by Caliper that the Developed Product has been tested and complies with the Specifications and other terms and conditions of the applicable Purchase Order.

                  (iii) Caliper agrees to install the Initial Delivered Products at the End User sites ("INSTALLATION SERVICES"). The initial schedule of Installation Services and associated costs for such services are set forth in Exhibit D attached hereto. [ * ] shall be mutually agreed to in writing by the Parties or set forth in the applicable Work Plan. [ * ]

         (c)      Invoicing and Payment Terms.

                  (i) Caliper shall issue an invoice (by means of same day electronic transmission) to Affymetrix upon shipment of any Initial Developed Product pursuant to Section 5.07(a). Such invoice shall be due and payable by Affymetrix, in United States Dollars, [ * ] ; provided, however, that (X) if an End User notifies Caliper in writing that [ * ] . Any such notice shall specify in reasonable detail [ * ] .

                  (ii) Caliper shall issue an invoice (by means of same day electronic transmission) to Affymetrix for any units of Initial Developed Products that are ordered by Affymetrix pursuant to Section 5.08(g) and/or that are placed in storage by Caliper for Affymetrix pursuant to Section 5.14, and any such invoices shall be due and payable by Affymetrix [ * ] after the date of such invoice.

         Section 5.08 [ * ]

         [ * ]

         Section 5.09 Pricing.

         (a) Affymetrix will pay the price set forth in Exhibit E for the Initial Developed Products. Exhibit E may be modified from time to time during the Term by mutual written agreement of the Parties [ * ] . Notwithstanding the foregoing, in the event that [ * ] . Affymetrix will not be obligated to pay Caliper for any costs or expenses other than as specifically set forth in this Agreement, Exhibit E or any Purchase Order.

         (b) Caliper shall in the course of business use commercially reasonable efforts to suggest design changes that reduce costs of the Initial Developed

Products. Any cost savings resulting from the implementation of such design changes, if accepted by Affymetrix in writing, will be taken into account by the Parties in modifying the price schedule in Exhibit E under Section 5.09(a).

         (c) Affymetrix may in the course of business make recommendations for design changes that reduce costs of the Initial Developed Products. Any cost savings resulting from the implementation of such design changes, if accepted by Caliper in writing, will be taken into account by the Parties in modifying the price schedule in Exhibit E under Section 5.09(a).

         (d) Taxes and Duties. The prices determined under Section 5.09(a) shall be exclusive of all foreign, federal, state or local sales, use, excise, duty, or similar taxes, which, if applicable, shall be paid by Affymetrix.

         Section 5.10 Interest on Late Payments.

         Any payments not made when due hereunder shall be subject to interest at a rate equal to [ * ] per annum in excess of the prime rate as quoted from time to time in the Wall Street Journal, or an appropriate successor prime rate if said prime rate is no longer published, but not greater than the highest rate permitted by applicable law.

         Section 5.11 Purchase Orders.

         (a)      Purchase and Release Orders.

                  (i) From time to time, Affymetrix will issue written blanket purchase orders for Initial Developed Products, Installation Services and Repair Services ("PURCHASE ORDERS"). Cancellations and rescheduling under such Purchase Orders will be in accordance with the applicable provisions of this Section 5.11. All Purchase Orders issued shall contain the following information:

                           (A) Affymetrix' part/service number, description and revision level of Initial Developed Product(s) ordered, and unit price.

                           (B)      Caliper's part/service number.

                           (C) Quantity of units ordered and requested delivery schedule or type of service ordered and requested service date. Purchase Orders may specify overall delivery quantities by week or month. Actual shipping dates and destinations within the delivery month may be pursuant to individual release orders provided by Affymetrix.

         (b) If not provided on the Purchase Order(s), prior to the requested shipment dates, Affymetrix will provide Caliper with one or more individual release orders under such Purchase Order(s) with specific quantities to be shipped and specified ship-to locations.

         (c) All currently outstanding Purchase Orders, when taken together in the aggregate, shall be for a quantity of Initial Developed Products that is not less than the aggregate quantities set forth in months 1, 2 and 3 of the Forecasts provided under Section 5.12. Shipping dates shall be requested reasonably in advance in accordance with the lead times set forth in Exhibit F. Subject to the terms of this Agreement, Caliper shall deliver the quantity of Initial Developed Products requested by Affymetrix by the Purchase Orders on the delivery dates specified therein.

         (d) Advance copies of Purchase Orders and releases can be submitted by facsimile (fax) or email, followed by signed original documents within five (5) business days. The delivery schedule and quantities set forth in such Purchase Orders shall be deemed accepted by Caliper unless Caliper objects within five (5) business days of receipt of the signed order; provided, however, that Caliper shall be deemed to have accepted all Purchase Orders submitted by Affymetrix that represent quantities of Initial Developed Products set forth in months one (1) through three (3) of the Forecast.

         Section 5.12 Forecasts.

         Within thirty (30) calendar days before the first day of each calendar quarter, Affymetrix shall provide to Caliper a rolling twelve (12) month forecast, of which months one (1) through three (3) shall specify on a monthly basis Affymetrix' Initial Developed Product requirements and of which the remaining nine (9) months shall specify on a quarterly basis Affymetrix' Initial Developed Product requirements (each, a "FORECAST"). Each Forecast shall be in the format attached to this Agreement as Exhibit G. [ * ] Notwithstanding anything in this Agreement to the contrary, without Caliper's prior written consent, no Forecast shall [ * ] .

         Section 5.13 Cancellations.

         In the event Caliper fails to meet a delivery date for one or more Initial Developed Products specified in an accepted Purchase Order by a period of more than [ * ] , through no fault of Affymetrix and not due to a Force Majeure Event as described in Section 10.09, and as a result Affymetrix' customer cancels its order for such Initial Developed Products, without prejudice to any other remedies available to Affymetrix, Affymetrix shall have the right to cancel, without any charge or liability, the Initial Developed Products ordered for such customer under the cancelled order(s). [ * ] .

         Section 5.14 Failure to Release[ * ] .

         If at the end of any month Affymetrix has not released all Initial Developed Products included in [ * ]

         Section 5.15 Delivery.

         (a) Delivery Schedules. Without prejudice to Affymetrix' remedies under [ * ] of this Agreement, Caliper shall exercise [ * ] to deliver Initial Developed Products to the End Users in accordance with the requested delivery dates as specified on the Affymetrix Purchase Orders or release orders and accepted by Caliper; provided, however, that Caliper shall deliver the Initial Delivered Products to End Users no later than [ * ] after receiving a Purchase Order from Affymetrix with respect to such Initial Delivered Products. For purposes of this Agreement, on-time delivery shall be defined as up to [ * ] .

         (b) Notice of Delays. Upon learning of any potential delays, Caliper shall immediately notify Affymetrix in writing as to cause and extent of such delay and Caliper's plan to remedy or reduce such delay.

         Section 5.16 Warranty.

         The Initial Developed Products sold hereunder will be subject to a warranty provided by Caliper to the End User that such Initial Developed Products will be free from defects in material and workmanship for a period of [
* ] ("WARRANTY PERIOD"), provided that the defective Initial Developed Product is returned to Caliper in accordance with the Return Material Authorization process set forth in Section 5.17 below, no longer than thirty (30) calendar days following the last calendar day of the Warranty Period. The warranty provided by Caliper to the End User for the Initial Developed Products shall otherwise be on the terms and conditions set forth in Exhibit H attached to this Agreement. To the extent that any of the terms and conditions set forth in Exhibit H are inconsistent in any manner with any of the terms and conditions set forth elsewhere in this Agreement, the terms and conditions set forth elsewhere in this Agreement shall govern.

         Section 5.17 Return Material Authorization.

         On a case by case basis, Caliper will provide an RMA number for Affymetrix' use in returning any allegedly defective Initial Developed Products under warranty hereunder. Affymetrix will provide a reasonable detailed defect or failure description associated with each returned Initial Developed Product. Affymetrix shall forward or have forwarded from the End User each defective Initial Developed Product to Caliper, and Caliper will return such product within [ * ] from the date Caliper receives the defective Initial Developed Product under warranty. Caliper shall be responsible for the cost of freight, insurance and related charges on all such shipments of defective Initial Developed Products to Caliper, unless Caliper reasonably determines in good faith that the Initial

Developed Product is not in fact defective. Caliper shall be responsible for the cost of freight, insurance and related charges on all such shipments of repaired or replacement Initial Developed Products under warranty back to Affymetrix' ship-to destination within [ * ] , together with a reasonably detailed root-cause analysis and explanation of Caliper's solution to remedy the relevant defect.

         Section 5.18 Installation Training and Technical Support; Service and Repair.

         (a) Installation Training and Technical Support. Caliper agrees to provide installation training and technical support to the End Users on a subcontract basis ("INSTALLATION TRAINING AND TECHNICAL SUPPORT SERVICES"). The schedule of Installation Training and Technical Support Services and initial associated costs and procedures for such services are set forth in Exhibit I (which Exhibit shall be agreed to by the parties in writing and attached hereto not more than five (5) business days immediately following the Effective Date), but shall include (i) provision of installation and technical training on such products for End Users at initial time of sale and (ii) on-going telephone, email, and direct support for such products. The cost of providing Installation Training and Technical Support Services shall be [ * ] .

         (b) Technical Support Standards. Affymetrix shall have the exclusive right as between the Parties to provide Level 1 Support. For purposes of this Agreement, "LEVEL 1 SUPPORT" means the initial response (and any follow-up response as appropriate) to an End User initiated support request and includes initial information gathering and may include, without limitation, some or all of the following: answering product installation, configuration or usage questions; initial problem and failure information gathering; problem isolation, identification, and/or providing standard fixes and workarounds to known problems; and escalating unresolved problems to the next level of technical support. Affymetrix shall coordinate with Caliper to the extent necessary to permit Caliper to fulfill its technical support and repair obligations under this Agreement. Caliper shall use [ * ] to provide the highest level of technical support for the Initial Developed Products and shall make appropriately qualified personnel available for providing such services on behalf of Caliper. Caliper shall maintain the technical support standards as set forth in Exhibit I during the Term of the Agreement which shall include (i) a level of commercially reasonable minimum ratios of competent technical support personnel to the number of installations of Initial Developed Products in the field; (ii) minimum response times and other commercially reasonable support metrics; (iii) the hiring, training and retention by Caliper of a "minimum number" of technical marketing personnel to support Caliper's obligations of this Agreement in the areas of technical support; and (iv) any other technical support standards agreed to by the Parties. Notwithstanding the foregoing, [ * ]
..

         (c) Repair Services. Caliper agrees to provide repair service for out-of-warranty Initial Developed Products manufactured by Caliper at the End User's location and to provide spares for such Initial Developed Products ("REPAIR SERVICES"). The list of Repair Services and initial associated costs and procedures for such services are set forth in Exhibit I attached hereto. Caliper shall not be responsible for the cost of freight, insurance and related charges on all such shipments of Initial Developed Products to Caliper for repair and all shipments of repaired or replaced Initial Developed Products from Caliper. Initial Developed Products so repaired at Affymetrix' or the End User's expense will have a [ * ] warranty period on repaired defects, which period will begin on the date such repaired Initial Developed Products are received by the relevant End User. [ * ]

         (d) Notice of Delays. Upon learning of any potential delays in performing service or repairs hereunder, Caliper shall immediately notify Affymetrix in writing as to cause and extent of such delay and Caliper's plan to remedy or reduce such delay.

         (e) Repair Invoice. Once Initial Developed Products have been repaired or replaced by Caliper, Caliper shall issue to Affymetrix an invoice for such repaired or replacement Initial Developed Products and the charges applicable to the providing of Repair Services. Caliper's invoice shall contain the following:

                  (i)      Affymetrix' Purchase Order number for the Repair
         Services;

                  (ii) a detailed description of the Repair Services provided by Caliper and the need therefor;

                  (iii) quantities and model numbers of Initial Developed Products and repaired and associated repair charges;

                  (iv) applicable sales or excise taxes and freight and insurance charges;

                  (v)      total amount payable; and

                  (vi)     address to which payment should be made.

         Affymetrix may issue a blanket Purchase Order for Repair Services and issue releases against it.

         (f) Delivery of Repaired Products. The repaired or replacement Initial Developed Products shall be delivered by Caliper to the destination specified by Affymetrix, freight prepaid and properly insured. At Affymetrix' request and expense, Caliper shall prepare proper export documentation as per Affymetrix' instructions, evidencing Affymetrix' ownership of the repaired or replacement Initial Developed Products and shall comply with the requirements set forth in Exhibit I.

         (g) Products Beyond Repair. Caliper shall promptly notify Affymetrix of returned Initial Developed Products which are found by Caliper to be beyond repair, and provide Affymetrix an explanation of the reason(s) for such determination. The time period to complete repairs under this Section 5.18(g)
shall not commence until the Initial Developed Product is determined to be reparable, which determination will be made as soon as commercially reasonable after Caliper's receipt of the Initial Developed Product.

         (h) Repairs by Third Parties. Nothing in this Agreement shall be construed as giving Caliper an exclusive privilege to repair any Initial Developed Products covered under this Agreement; provided, however, that the Parties acknowledge that the repair of any Initial Developed Products during the Warranty Period by any third party who is not authorized by Caliper to perform service work may have the effect of voiding Caliper's warranty obligations with respect to such Initial Developed Product.

         Section 5.19 Discontinuation (Service & Spares).

         Following expiration of the Term, Caliper shall make available to Affymetrix replacement parts and Repair Services for the Initial Developed Product(s) for a period of [ * ] from the date of the last shipment of an Initial Developed Product under the terms of this Agreement (the "LAST SHIPMENT DATE"). For the [ * ] . Delivery schedules for such parts and/or Repair Services during such [ * ] period shall not materially differ from those in existence during the six (6) months immediately prior to the Last Shipment Date.

         Section 5.20 [ * ]

         (a)      [ * ]

         Section 5.21 Quality and Reliability Requirements.

         (a)      General Quality Assurance.

         Caliper hereby agrees to comply with the requirements attendant to the workmanship and integrity of Initial Developed Products covered by this Agreement.

         (b)      Industry Standards.

         Caliper shall comply with the industry standards referenced in Exhibit J as applicable with regard to the Initial Developed Products and Repair Services being provided to Affymetrix.

         Caliper undertakes to ensure that it and any of its material component manufacturers and suppliers shall maintain ISO 9001:2000 certification in effect throughout the Term, and Caliper's failure to ensure that any such party maintains ISO 9001:2000 certification shall constitute a material breach by Caliper of its obligations hereunder.

         In the event that Caliper or any of Caliper's material component manufacturers and suppliers receive any notice of major non-conformance to ISO from the ISO registrars, Caliper shall immediately advise Affymetrix and forthwith provide Affymetrix with (i) the list and details of such non-conformance and (ii) the detailed plan submitted to the ISO registrars by such party including timelines and goals to promptly achieve compliance with ISO 9001:2000.

         (c)      [ * ]

         Section 5.22 Product / Process Changes & Discontinuance.

         (a) Affymetrix Initiated Changes. It is recognized that from time to time, Caliper will be asked to implement Feature Request "Bug Fixes" and/or Engineering Change Orders (ECOs). The implementation of Product/Process Change notification process will comply with the requirements set forth in Exhibit K (which Exhibit shall be agreed to by the parties in writing and attached hereto not more than five (5) business days immediately following the Effective Date). The following delineates the general requirements.

                  (i) Affymetrix will notify Caliper in writing of proposed ECO activity. This notification should include the documentation of the change to effectively support Caliper's investigation of the impact of this proposal.

                  (ii) Upon notice of change, Caliper will make commercially reasonable efforts to review all costs and production delays impacted within [ * ] . The Parties will review in good faith all cost impacts and material availability issues prior to implementation.

                  (iii) Emergency ECOs will be implemented as soon as practicable, given the nature of the issue and the severity of the problem. The Parties will negotiate in good faith and develop an implementation plan.

                  (iv) Affymetrix originated ECOs may increase or decrease unit price; provided, however, under no circumstances will Affymetrix be responsible for costs directly related to compliance with the specifications agreed in the relevant Work Plan that applies to such Initial Developed Product. The revised unit price will be used for the remainder of the current pricing period, subject to price adjustments as provided in this Agreement.

         (b) Caliper Initiated Changes. Caliper must notify Affymetrix in writing within [ * ] of any changes (product and/or process) that will/may affect Initial Developed Product fit, form, function, performance, safety, reliability, or workmanship of any Initial Developed Product qualified and accepted as part of this Agreement. Such notification must take place prior to the change and shipment of any Initial Developed Product, and with as much notice as reasonably possible. Affymetrix reserves the right to reevaluate and submit to acceptance testing as specified above in Article 4 any Initial Developed Product affected by a change to ensure there has been no degradation in the performance or quality of the Initial Developed Product.

         (c)      [ * ]

         (d) Use of Remanufactured Parts. Caliper must obtain Affymetrix' prior written approval to use of any remanufactured components and/or sub-assemblies in any Initial Developed Product purchased under this Agreement.

         Section 5.23 Quarterly Status Review.

         A quarterly status review shall be held during the first half of the first month of each calendar quarter at Affymetrix' or Caliper's site on a rotational basis for the purpose of exchanging information between Parties regarding:

                  (i)      organizational changes;

                  (ii)     product/production review;

                  (iii)    outstanding requests for quotations (RFQ);

                  (iv)     quality review;

                  (v)      backlog and delivery status;

                  (vi)     raw and finished goods inventory status; and

                  (vii)    other matters pertinent to this Agreement.

         Section 5.24 Lead Generation; Trademarks; Marketing Materials.

         (a) Lead Generation. Affymetrix shall use [ * ] to identify potential prospects for Initial Developed Products, and Caliper shall use commercially reasonable efforts to notify and refer to Affymetrix any sales prospects for Initial Developed Products identified by Caliper.

         (b)      Trademarks.

                  (i) Affymetrix hereby grants to Caliper a nonexclusive, royalty-free license to use and display any of its corporate names, service marks, logos or trademarks (whether or not registered) (the "AFFYMETRIX TRADEMARKS") solely for the purpose of displaying, in the manner agreed upon by Affymetrix, the Affymetrix Trademarks on Caliper's web site in connection with the promotion of the Initial Developed Products and the provision of one or more hyperlinks to the mutually agreed upon page or pages of any of Affymetrix web sites.

                  (ii) Caliper hereby grants to Affymetrix a nonexclusive, royalty-free license to use and display any of its corporate names, service marks, logos or trademarks (whether or not registered) (the "CALIPER TRADEMARKS") in connection with the marketing and promotion of Initial Developed Products solely in compliance with the terms and conditions of the marketing and sales program developed pursuant to this Section 5.24.

                  (iii) Each Party (the "TRADEMARK LICENSEE") acknowledges that the Party licensing its trademarks (the "TRADEMARK LICENSOR") exclusively owns the Trademark Licensor's licensed names, service marks, logos and trademarks referenced above (the "LICENSOR MARKS") and that use of any of any such Licensor Marks by Trademark Licensee shall inure to the sole benefit of Trademark Licensor. Trademark Licensee shall not do or suffer to be done any act or thing inconsistent with such ownership and shall not acquire or claim or assist third parties in acquiring or claiming any title in or to any Licensor Mark by virtue of this Agreement or through Trademark Licensee's use of any Licensor Mark.

                  (iv) Trademark Licensee shall use the Licensor Marks only in a manner and form: (A) designed to maintain the high quality and reputation of the Licensor Marks; (B) consistent with the use of the Licensor Marks by the Trademark Licensor; (C) that protects Trademark Licensor's ownership interest therein; and (D) that complies with all applicable federal, state, local and foreign laws, rules and regulations, including without limitation all applicable trademark laws, rules and regulations.

                  (v) Trademark Licensee agrees that it shall not use any of the Licensor Marks in combination with any word, name, mark, symbol, other designation or trade style so as to create a composite mark, unless such use is explicitly authorized in writing by Trademark Licensor.

                  (vi) Each Party shall have the right to audit and inspect, upon advance written notice and during regular business hours, the other Party's use of such Party's trademarks.

         (c) Marketing Materials. Each Party shall provide the other with all relevant information required for the marketing and sales of the Initial Developed Products, including appropriate technical and marketing materials, in a timely and cooperative manner consistent with the schedule set forth on Exhibit L and in any event not less favorable than the manner in which each Party provides its own marketing and sales personnel with similar information. Each Party will bear the full cost for the development and production of the technical and marketing materials relating to its own product(s) and both Parties agree to label such technical and marketing materials relating to the interrelationship between the Initial Developed Products and Affymetrix products with appropriate branding and trademarks of each other's Party as mutually agreed by the Parties pursuant to this Agreement; in the event of co-branded literature relating equally to both

Party's products, the Parties shall share the cost for development and production of such materials as determined by the Steering Committee.

                                   ARTICLE 6
                                CONFIDENTIALITY

         Section 6.01 Confidential Information.

         Each Party shall retain the other Party's Confidential Information in the strictest confidence (on a need to know basis) and shall not disclose such Confidential Information to any person without the other Party's express written consent, other than to an employee, agent or professional advisor of the receiving Party under a duty of confidentiality not less than that required of the Parties herein. Notwithstanding anything to the contrary in this Agreement, the obligation to maintain the confidentiality of Confidential Information shall not apply to the extent that the receiving Party is required to disclose such Confidential Information pursuant to law or legally enforceable order of a court or judicial body; provided that the receiving Party provides notice to the disclosing Party as soon as possible to enable the disclosing Party to seek a protective order or an injunction.

         Section 6.02 Restricted Use.

         With respect to the Confidential Information of the other Party, each Party agrees:

         (a) to use the Confidential Information only for the purposes of this Agreement and as expressly permitted by this Agreement;

         (b) not to make copies of or store Confidential Information or any part thereof except as expressly permitted by this Agreement;

         (c) to reproduce and maintain on any copies of any Confidential Information such proprietary legends or notices (whether of disclosing Party or a third party) as are contained in or on the original or as the disclosing Party may otherwise reasonably request;

         (d) not to modify or prepare derivative works from, or decompile, disassemble or reverse engineer, or sell, publish, make available, compile, display or transfer any Confidential Information; and

         (e) to treat the terms and conditions of this Agreement as Confidential Information; provided, however, that each Party may disclose the terms and conditions of this Agreement: (i) in confidence, to its accountants, banks and financing sources and their advisors; (ii) in connection with the enforcement of this Agreement or rights under this Agreement; (iii) in confidence, in connection with an actual or proposed merger, acquisition or similar transaction involving such Party; (iv) in confidence, to its affiliates; (v) in confidence, to its third party contractors who have a need to know, solely in connection with their provision of services to such Party; (vi) as required by applicable securities laws (including but not limited to the filing of this Agreement (or any amendment or supplement hereto) as an exhibit to a document filed with the Securities and Exchange Commission) or the rules of any stock exchange on which securities of such Party are traded or any other applicable regulatory rule or regulation or governmental agency directive; provided, however, that prior to making any such disclosure, the receiving Party shall provide notice to the other Party regarding the nature and extent of the disclosure to enable the other Party to seek to obtain confidential treatment, to the extent available, for such Confidential Information; and provided further, however, that with respect to the filing of this Agreement (or any amendment or supplement hereto) as an exhibit to a document filed with the Securities and Exchange Commission, the Parties shall agree in advance as to the proper scope of confidential treatment to be sought with respect thereto; or (vii) as mutually agreed upon by the Parties.

         Section 6.03 Publicity

         The Parties anticipate that upon execution of this Agreement, each Party will issue a press release, or may issue a joint press release, regarding the collaboration established pursuant to this Agreement. Notwithstanding the foregoing, neither Party shall issue any press release relating to the announcement of the execution of this Agreement by the Parties without the prior written approval of the other Party, which approval shall not be unreasonably withheld, or delayed for longer than three (3) business days.

                                   ARTICLE 7
                         REPRESENTATIONS AND WARRANTIES

         Section 7.01 Representations of the Parties.

         (a) Each Party represents and warrants to the other Party that as of the Effective Date:

                  (i) such Party is duly organized and validly existing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

                  (ii) such Party has taken all corporate action necessary to authorize the execution and delivery of this Agreement and the fulfilling of its obligations under this Agreement;

                  (iii) the performance of its obligations under this Agreement shall not result in a violation or breach of, and shall not constitute a default under its Certificate of Incorporation or Bylaws (or similar organizational documents) or any agreement, contract, commitment or obligation to which such party or any of its subsidiaries is a party or by which it is bound;

                  (iv) such Party has the right to grant the other Party the rights and licenses hereby granted under this Agreement;

                  (v) such Party's Background Technology and Sole Inventions, and all portions thereof, do not constitute infringement or misappropriation of any Intellectual Property Rights of a third party, other than Patents, and, when used in accordance with the terms and conditions of this Agreement, will not give rise to a claim of infringement or misappropriation of any Intellectual Property Right of a third party, other than Patents; and (ii) to the best knowledge of such Party, such Party's Background Technology and Sole Inventions, and all portions thereof, do not constitute infringement or misappropriation of any Patent of a third party and, when used in accordance with the terms and conditions of this Agreement, will not give rise to a claim of infringement or misappropriation of any Patent of a third party; and

                  (vi) no consents or approvals of, or filings or registrations with, any governmental authorities, regulatory agencies, or government sponsored agencies or corporations, and no consents or approvals of any third parties are required to be obtained by such party in connection with the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

         (b) Caliper represents to Affymetrix that [ * ] . Caliper represents to Affymetrix that Caliper Technologies Corp. owns directly or indirectly all of the issued and outstanding equity securities of Zymark and there are no existing agreements, arrangements or understandings pursuant to which Zymark would be obligated to issue any other equity securities of Zymark. The foregoing clause [ * ]

         (c)      EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 7.01 AND IN
SECTION 5.16(a), EACH PARTY EXCLUDES AND DISCLAIMS ALL OTHER WARRANTIES, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT.

                                   ARTICLE 8
                              TERM AND TERMINATION

         Section 8.01 Term.

         This Agreement shall commence as of the Effective Date and shall continue in force for a period of [ * ] after the Final Acceptance Date (the "INITIAL TERM"). Affymetrix may elect to renew this Agreement for an additional [ * ] renewal term ("RENEWAL TERM") by providing Caliper with written notice ("RENEWAL NOTICE") of such election at least [ * ] prior to expiration of the Initial Term (the Initial Term and Renewal Terms being, collectively, the "TERM"). The Renewal Notice shall include Affymetrix' twelve (12) month rolling forecast of Initial Developed Product requirements for the first [ * ] of the Renewal Term. Such forecast will specify the quantity of each Initial Developed Product by month that Affymetrix expects to order during the Renewal Term and shall [ * ] . Except as otherwise provided in the Work Plan with respect to a Project, the Term hereof shall constitute the Term with respect to such Work Plan.

         Section 8.02 Termination.

         Either Party may terminate this Agreement and all Work Plans hereunder in the event that the other Party is in default or breach of any material provision of this Agreement and such default or breach continues unremedied for a period of [ * ] after written notice thereof, or such reasonable period in excess of [ * ] provided the breaching party promptly commences to cure and continues thereafter to diligently prosecute the cure ("CURE PERIOD"). Either Party may terminate any Work Plan at any time in the event that the other Party is in default or breach of any material provision of such Work Plan, and such default or breach continues unremedied, beyond the Cure Period, after written notice thereof. Notwithstanding the foregoing, [ * ] , and (2) this Agreement shall [ * ] .

         Section 8.03 Insolvency.

         Each Party has the right to terminate this Agreement immediately upon written notice to the other Party if any proceeding is instituted by or against the other Party and is not dismissed in ninety (90) calendar days, where the proceeding is seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, rearrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking an entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or taking any action to authorize any of the foregoing or similar actions. All rights and licenses granted under this Agreement are deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, license or rights to "intellectual property" as defined by Section 101(56) of the United States Bankruptcy Code, and the Parties will retain and may fully exercise all of their rights and licenses under this Agreement. The Parties agree to relief from automatic stay provisions under Section 362 of the Bankruptcy Code.

         Section 8.04 Remedies.

         The right of either Party to terminate under the provisions of this
Section 8 will not be an exclusive remedy, and either Party will be entitled, if the circumstances warrant, alternatively or cumulatively, to seek damages for breach of this Agreement, to seek an order requiring performance of the obligations of this Agreement, or to seek any other remedy available in law or equity including but not limited to injunctive relief.

         Section 8.05 Survival of Work Plans.

         Upon the expiration or termination of this Agreement, the duties and obligations of the Parties hereunder under any Work Plan for a particular Project shall likewise expire or terminate, unless (i) such Work Plan by its express terms survives the expiration or termination of this Agreement or (ii) the Parties mutually agree that such Work Plan shall survive such expiration or termination of this Agreement in certain respects.

         Section 8.06 Survival.

         The following provisions shall survive termination or expiration of this Agreement and, in the case of the expiration or termination of any Work Plan prior to the termination of this Agreement, shall survive with respect to any such expired or terminated Work Plan: Articles 1, 3, 6, 7, 8, 9 and 10, Sections 2.03 and 2.04 and, to the extent that [ * ]

                                    ARTICLE 9
                                 INDEMNIFICATION

         Section 9.01 Indemnification.

         (a) Caliper hereby agrees to indemnify, defend and hold harmless Affymetrix and its affiliates, agents, directors, officers and employees (the "AFFYMETRIX INDEMNITEES") from and against any and all liabilities, costs, fees, expenses and/or losses, including without limitation reasonable legal costs, expenses and attorneys' fees for outside counsel (collectively, "LOSSES") resulting from any third party claims, suits, actions or demands arising out of
(i) any of Caliper's representations and warranties set forth in this Agreement being untrue in any material respect when made; (ii) any material breach or material default by Caliper of its covenants and obligations under this Agreement; and/or (iii) a claim by such third party that any Caliper Technology, or any portion thereof, when used in accordance with the terms and conditions of this Agreement, infringes on or constitutes a misappropriation of any Intellectual Property Rights of a third party.

         (b) Affymetrix hereby agrees to indemnify, defend and hold harmless Caliper and its Affiliates, agents, directors, officers and employees (the "CALIPER INDEMNITEES") from and against any and all Losses resulting from any third party claims, suits, actions or demands arising out of (i) any of Affymetrix' representations and warranties set forth in this Agreement being untrue in any material respect when made; (ii) any material breach or material default by Affymetrix of its covenants and obligations under this Agreement; and/or (iii) a claim by such third party that any Affymetrix Technology, or any portion thereof, when used in accordance with the terms and conditions of this Agreement, infringes on or constitutes a misappropriation of any Intellectual Property Rights of a third party.

         Section 9.02 Indemnification Procedures.

         To be eligible to be so indemnified as described in Section 9.01, the indemnified Party shall provide the indemnifying Party with prompt notice of any claims, suits, actions or demands (with a description of the claim and the nature and amount of any such Loss) giving rise to the indemnification obligation pursuant to Section 9.01 and the exclusive ability to defend such claims, suits, actions or demands (with the reasonable cooperation of indemnified Party). The indemnified Party shall have the right to retain its own counsel, at its own expense, if representation of the counsel of the indemnifying Party would be inappropriate due to actual or potential differing interests between the Parties. Neither Party shall settle or consent to the entry of any judgment with respect to any claim for Loss for which indemnification is sought, without the prior written consent of the other Party (not to be unreasonably withheld).

                                   ARTICLE 10
                                  MISCELLANEOUS

         Section 10.01 LIMITATION OF LIABILITY.

         EXCEPT TO THE EXTENT THAT LIABILITY ARISES FROM A BREACH BY EITHER PARTY OF ITS CONFIDENTIALITY OBLIGATIONS SET FORTH IN SECTION 6, IN NO EVENT SHALL EITHER PARTY BE LIABLE HEREUNDER (WHETHER IN AN ACTION IN NEGLIGENCE, CONTRACT OR TORT OR BASED ON A WARRANTY OR OTHERWISE) FOR LOSS OF PROFITS, REVENUE, OR LOSS OR INACCURACY OF DATA, OR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES INCURRED BY THE OTHER PARTY OR ANY THIRD PARTY, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         Section 10.02 Dispute Resolution.

         (a)      Informal Resolution.

                  (i) The Parties recognize that disputes as to certain matters may from time to time arise during the term of this Agreement which relate to either Party's rights and or obligations. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation, if possible. To accomplish this objective, the Parties agree to follow the procedures set forth in Section 2.02(b) above and this Section 10.02 if and when an issue or dispute arises under this Agreement.

                  (ii) If the Steering Committee is unable to resolve any issue or dispute arising within its authority (or referred to it pursuant to Section 2.02(b) above) under the terms of this Agreement within thirty (30) calendar days thereof, or upon any other dispute or issue regarding a Party's rights or obligations under this Agreement, any Party may, by written notice to the other, have such dispute or issue referred to their respective chief executive officers, for attempted resolution by good faith negotiations.

                  (iii) Upon such referral of an issue or dispute for resolution, such designated officers shall meet promptly thereafter and shall use good faith efforts to attempt to resolve such dispute or issue.

         (b)      Formal Resolution.

                  (i) Any unresolved dispute or issue shall be resolved by binding arbitration under 35 U.S.C. 294. The Parties agree that under 35 U.S.C. 294(c), in the event a patent which is the subject of an arbitration award is subsequently determined to be invalid or unenforceable by a court or governmental body of competent jurisdiction from which no appeal can or has been taken such arbitration award may be modified by any court of competent jurisdiction upon application by a party to the arbitration. Whenever a Party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other Party. The Party giving such notice shall refrain from instituting the arbitration proceedings for a period of ten (10) calendar days following such notice to allow the Parties to attempt to resolve the dispute between themselves. If the Parties are still unable to resolve the dispute, the Party giving notice may institute the arbitration proceeding before JAMS or its successor pursuant to the United States Arbitration Act 9 U.S.C. Section 1 et seq. Arbitration shall be held in the San Francisco Bay Area of California. The arbitration shall be conducted in accordance with the provisions of JAMS Comprehensive Arbitration Rules and Procedures before a single arbitrator mutually chosen by the Parties, but if the Parties have not agreed upon a single arbitrator within fifteen (15) calendar days after notice of the institution of the arbitration, then a single arbitrator shall be chosen under JAMS rules from neutrals who have experience trying complex commercial dispute cases. All arbitrator(s) eligible to conduct the arbitration must undertake in writing as a condition of service to render their opinion(s) promptly after the final arbitration hearing and to provide a reasoned written opinion setting forth the findings of fact and conclusions of law. No arbitrator shall have the power to award punitive damages or any award of multiple damages under this Agreement and such awards are expressly prohibited. Judgment on the award of the arbitrator(s) may be entered in any court in the County of Santa Clara, California. Except to the extent entry of judgment and any subsequent enforcement may require disclosure, or except as required by law, all matters relating to the arbitration, including the award, shall be held in confidence by the Parties.

                  (ii) This Agreement shall be governed, construed and enforced in accordance with the laws of the State of California, without reference to conflict of laws principles. Each of the Parties hereto consents to submit to the exclusive personal jurisdiction of the U.S. District Court for the Northern District of California and to any state court located in such district in the event that any dispute arises out of this Agreement, agrees that such Party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and agrees that such Party will not bring any action relating to this Agreement in any court other than the U.S. District Court for the Northern District of California or a state court located in such district.

         (c) Notwithstanding anything to the contrary contained in this Agreement, the Parties may seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms thereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or equity.

         Section 10.03 Non-solicitation.

         The Parties acknowledge and agree that each Party's employees and consultants are a valuable asset and are difficult to replace. Accordingly, each Party agrees that, during the Term and for a period of [ * ] thereafter, it will not knowingly offer employment as an employee, independent contractor, or consultant to the other Party's employees, independent contractors, or consultants. The Parties agree that the foregoing shall not be deemed to prohibit either Party from making a general, public solicitation of employment in the ordinary course of such Party's business, provided that such solicitation is not directed specifically to employees of the other Party.

         Section 10.04 Assignment.

         Except as otherwise expressly provided in this Agreement, neither this Agreement nor any rights under this Agreement may be assigned or otherwise transferred by either Party, in whole or in part, whether voluntarily or by operation of law, including by way of sale of assets, merger or consolidation or other similar transaction, without the prior written consent of the other Party, which consent will not be unreasonably withheld; provided, however, that (i) Affymetrix may, without Caliper's consent, assign this Agreement or any of its rights or obligations hereunder to (a) an affiliate of Affymetrix or (b) a person, other than an Affymetrix Disqualified Assignee, that is a successor to substantially all of the assets of Affymetrix (whether by way of sale of assets, merger or consolidation or other similar transaction), in each case who executes a written agreement of assumption by which it agrees to be bound hereby, provided that Affymetrix shall not be relieved of its obligations hereunder in connection with any such assignment, and (ii) Caliper may, without Affymetrix' consent, assign this Agreement or any of its rights or obligations hereunder to a person, other than a Caliper Disqualified Assignee, that is a successor to substantially all of the assets of Caliper (whether by way of sale of assets, merger or consolidation or other similar transaction) who executes a written agreement of assumption by which it agrees to be bound hereby, provided that Caliper shall not be relieved of its obligations hereunder in connection with any such assignment. Subject to the foregoing, this Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors and assigns; and provided further, however, that in connection with any assignment by Affymetrix of this Agreement or any of its rights or obligations hereunder without Caliper's consent, Caliper shall have the right to terminate any Work Plan for any Project with respect to which the Project Acceptance Date shall not have occurred on or prior to the date of such assignment (for purposes of clarification, Caliper shall, under such circumstances, have no right to terminate any of its obligations under this Agreement relating to the manufacture and sale of any Initial Developed Product, under Article 5 or otherwise, with respect to which the Acceptance Date shall have occurred on or prior to the date of such assignment). For purposes of this
Section 10.04, (i) an "AFFYMETRIX DISQUALIFIED ASSIGNEE" shall be any person or entity that [ * ] , and (ii) a "CALIPER DISQUALIFIED ASSIGNEE" shall be any person or entity that [ * ] .

         Section 10.05 Independent Contractors.

         The relationship of the Parties established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed or implied to give either Party the power to direct or control the day-to-day activities of the other, nor shall any Party have the right or authority to assume, create or incur any third party liability or obligation of any kind, express or implied, against or in the name of or on behalf of another except as expressly set forth in this Agreement.

         Section 10.06 Severability.

         In the event that any provision of this Agreement conflicts with governing law or if any provision is held to be null, void or otherwise ineffective or invalid by a court of competent jurisdiction, (a) such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and (b) the remaining terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect. This Agreement has been negotiated by the Parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either Party.

         Section 10.07 Entire Agreement.

         This Agreement is an integrated document and all attachments hereto and incorporated herein constitute the entire, final, complete and exclusive agreement between the Parties and supersede all previous agreements, intentions, or representations, oral or written, relating to this Agreement. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each Party. Both Parties acknowledge having read the terms and conditions set forth in this Agreement and all attachments hereto, understand all terms and conditions, and agree to be bound hereby.

         Section 10.08 No Waiver.

         The failure of either Party to enforce at any time any of the provisions of this Agreement shall not be deemed to be a waiver of the right of either Party thereafter to enforce any such provisions.

         Section 10.09 Force Majeure.

         If either Party is prevented from performing any of its obligations hereunder due to strike, fire, flood, governmental act or order or restriction, or act of God, or any other reason where failure to perform is beyond the control and not caused by the negligence of the non-performing Party (a "FORCE MAJEURE EVENT"), such non-performing Party shall not be liable for breach of this Agreement with respect to such non-performance to the extent any such non-performance is due to a Force Majeure Event. Such non-performance shall be excused until the termination of such Force Majeure Event, provided that the non-performing Party gives immediate written notice to the other Party of the Force Majeure Event. Such non-performing Party shall exercise all reasonable efforts to eliminate the Force Majeure Event and to resume performance of its affected obligations as soon as practicable. Neither Caliper nor Affymetrix shall be entitled to rely on a Force Majeure Event to relieve it from an obligation to pay money (including any interest for delayed payment) that would otherwise be due and payable under this Agreement (save to the extent that payment of the same cannot be made by reason of bank strike or similar occurrence).

         Section 10.10 Notices.

         Any notice required or permitted under the terms of this Agreement or required by law must be in writing and must be (a) delivered in person; (b) sent by first class registered mail, or air mail, as appropriate; or (c) sent by overnight air courier, in each case properly posted to the appropriate address set forth in the introduction paragraph to this Agreement. Either Party may change its address for notice by notice to the other Party given in accordance with this Section 10.10. All such notices shall be deemed received on the date of receipt thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice shall be deemed not to have been received until the next succeeding business day in the place of receipt. Except as explicitly provided in this Agreement, notices may not be sent by email.

         Section 10.11 Counterparts.

         This Agreement may be executed in counterparts, each of which so executed will be deemed to be an original and such counterparts together will constitute one and the same agreement.

EACH PARTY AND EVERY INDIVIDUAL SIGNING THIS AGREEMENT REPRESENTS AND WARRANTS THAT SUCH PERSON IS FULLY AUTHORIZED AND EMPOWERED TO ENTER INTO THIS AGREEMENT.

                  {Remainder of Page Intentionally Left Blank}

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

         Accepted and agreed to:

         Caliper Technologies Corp.

         By: /s/ E. K. Hrusovsky
             --------------------------------
              Name:  E. Kevin Hrusovsky
              Title: President and Chief Executive Officer

         Zymark Corporation

         By: /s/ E. K. Hrusovsky
             --------------------------------
              Name:  E. Kevin Hrusovsky
              Title: President and Chief Executive Officer

         Affymetrix, Inc.

         By: /s/ T. J. Nicholls
             --------------------------------
              Name:  Trevor J. Nicholls
              Title: Chief Commercial Officer

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                             EXHIBIT A AND EXHIBIT B

                        AFFYMETRIX/CALIPER COLLABORATION

[ * ]

                  INTRODUCTION

                  Affymetrix and Caliper will collaborate to [ * ]. These [ * ], which are summarized below.

                  [ * ]

A. [ * ]
Scope

[ * ]
B. [ * ]

C. [ * ]

D. [ * ]

E. [ * ]

F. [ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT C - CONSUMABLES PRICING

           PRODUCT
(PACKAGED 10 RACKS OF 96 TIPS
PER BOX, EXCEPT WHERE NOTED,
       960 TOTAL TIPS)                  PART NUMBER               [ * ]          [ * ]         [ * ]         [ * ]
------------------------------------------------------------------------------------------------------------------
200UL 96 RACK TIPS                         56362                  [ * ]          [ * ]         [ * ]         [ * ]

200UL STERILE 96 RACK TIPS                 56977                  [ * ]          [ * ]         [ * ]         [ * ]

200UL BULK TIPS                            57203                  [ * ]          [ * ]         [ * ]         [ * ]

200UL CARBON 96 RACK TIPS                  65408                  [ * ]          [ * ]         [ * ]         [ * ]

200UL STERILE CARBON 96 RACK TIPS          68924                  [ * ]          [ * ]         [ * ]         [ * ]

150UL BARRIER STERILE 96 RACK TIPS         68921                  [ * ]          [ * ]         [ * ]         [ * ]

100UL 96 RACK TIPS                         66670                  [ * ]          [ * ]         [ * ]         [ * ]

100UL STERILE 96 RACK TIPS                 68036                  [ * ]          [ * ]         [ * ]         [ * ]

100UL BULK TIPS                            68037                  [ * ]          [ * ]         [ * ]         [ * ]
(PACKAGED 1000 TIPS PER BAG)

100UL STERILE CARBON 96 RACK TIPS          68891                  [ * ]          [ * ]         [ * ]         [ * ]

100UL CARBON 96 RACK TIPS                  68892                  [ * ]          [ * ]         [ * ]         [ * ]

80UL BARRIER STERILE 96 RACK TIPS          68759                  [ * ]          [ * ]         [ * ]         [ * ]

PRODUCT                                 PART NUMBER               [ * ]          [ * ]         [ * ]         [ * ]
------------------------------------------------------------------------------------------------------------------
200UL TWISTER TRAY 96 TIPS                 78641                  [ * ]          [ * ]         [ * ]         [ * ]
(PACKAGED 10 STACKS OF 10-96 TIP TRAYS,
9600 TOTAL TIPS)

200UL STERILETWISTER TRAY 96 TIPS          78642                  [ * ]          [ * ]         [ * ]         [ * ]
(PACKAGED 10 STACKS OF 10-96 TIP TRAYS,
9600 TOTAL TIPS)

100UL TWISTER TRAY 96 TIPS                 78639                  [ * ]          [ * ]         [ * ]         [ * ]
(PACKAGED 10 STACKS OF 10-96 TIP TRAYS,
9600 TOTAL TIPS)

100UL STERILE TWISTER TRAY 96 TIPS         78640                  [ * ]          [ * ]         [ * ]         [ * ]
(PACKAGED 10 STACKS OF 10-96 TIP TRAYS,
9600 TOTAL TIPS)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    EXHIBIT D

                              INSTALLATION SERVICES

         The price for such installation services will be [ * ] . Standard installation for Staccato (for the Project 1 HTA system) is [ * ] and standard installation for Sciclone (for the Project 2 Automated Target Preparation System) is [ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    EXHIBIT E
                                PRICING SCHEDULE

                            [ * ]                                   [ * ]
                            [ * ]            [ * ]
                            [ * ]            [ * ]

The List Price of the Initial Developed Product from Project II will be [ * ] The List Price of the Initial Developed Product from Project I will be [ * ]

QTY                 PART #                   DESCRIPTION
-------------------------------------------------------
 1                  [ * ]                       [ * ]
 2                  [ * ]                       [ * ]
 2                  [ * ]                       [ * ]
 1                  [ * ]                       [ * ]
 1                  [ * ]                       [ * ]
 1                  [ * ]                       [ * ]
 1                  [ * ]                       [ * ]
 1                  [ * ]                       [ * ]
 1                  [ * ]                       [ * ]
 1                  [ * ]                       [ * ]
 1                  [ * ]
 1                  [ * ]                       [ * ]
 1                  [ * ]                       [ * ]
 1                  [ * ]                       [ * ]
 1                  [ * ]                       [ * ]
 1                  [ * ]                       [ * ]
 1                  [ * ]                       [ * ]
 1                  [ * ]                       [ * ]
 1                  [ * ]                       [ * ]
 1                  [ * ]                       [ * ]
 2                  [ * ]                       [ * ]
 1                  [ * ]                       [ * ]
 1                                              [ * ]
 1                  [ * ]                       [ * ]
 1                  [ * ]                       [ * ]
 1                  [ * ]                       [ * ]
 1                  [ * ]                       [ * ]
 1                  [ * ]                       [ * ]
 1                  [ * ]                       [ * ]
 1                  [ * ]                       [ * ]
 2                  [ * ]                       [ * ]
 1                  [ * ]                       [ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    EXHIBIT F

                               LEAD TIME SCHEDULE

[ * ]

Lead Time Schedule

Caliper Life Sciences Staccato System - [ * ] after receipt of order Caliper Life Sciences Sciclone - [ * ] after receipt of order

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    EXHIBIT G
                                      [ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT H
ZYMARK SCICLONE PRODUCT FACTORY WARRANTY

Zymark warrants your Zymark manufactured equipment, including hardware, software, and firmware, and the Zymark purchased controller (if applicable), against defects in material and workmanship for a period of one (1) year from the date of shipment.

WHAT IS INCLUDED

- On site service is provided during normal business hours, your local time from 8AM through 5PM, excluding holidays. A Zymark representative will make his/her best effort to be on site within three business days.

- Unlimited emergency on site repair services, parts, and software corrections that affect original functional design specifications, and their associated labor and travel expenses.

- Unlimited access to Zymark's Technical Support Center during the warranty period, which provides troubleshooting, repair instruction, service dispatching, replacement part information, and shipment.

- One pre-scheduled on site Preventive Maintenance and Diagnostic Servicing (PM) performed by a Zymark Field Service Engineer. A PM visit includes the replacement of Limited-Life parts exposed to fluidics, such as syringes, valves, seals, and fittings. The Zymark Field Service Engineer will perform a comprehensive analysis and testing to confirm the equipment is left operating to factory specifications.

- Scheduling of the PM within the warranty period is flexible and determined by the customer after notification by the Zymark Field Service Engineer. The servicing is typically scheduled six months after the equipment installation, but equipment usage rate and availability may cause the date to vary. A completed Zymark Field Service Report provides thorough documentation of all maintenance and service work performed by the Zymark Field Service Engineer during the on site visit. (Exception: Documentation is not provided when Zymark provides service via telephone, fax, or modem.)

- Limited-Life parts are covered for thirty (30) days after installation and are replaced once during the PM. See description of Limited Life Parts later in this warranty.

- Cosmetic surfaces are warranted for thirty (30) days from date of installation.

Customers MUST use the Zymark-purchased controller. If customers fail to use Zymark's controller, field service charges incurred during the workstation installation process will be charged at Zymark's current rates. These charges include round-trip travel and on site installation time, transportation expenses, and per them living expenses.

Any defects covered by this warranty shall be corrected by replacing or repairing the affected item, at Zymark's option. Parts replaced during the warranty period will be covered for the remaining term of the original warranty, or for thirty (30) days from time of replacement, whichever is longer. Such replacement parts may, at Zymark's option, be new or remanufactured. All parts removed from war ranted equipment become the property of Zymark Corporation.

Zymark reserves the right to satisfy its warranty obligations in full by refunding the purchase price minus any service, validation, or travel charges of any defective product.

CUSTOMER RESPONSIBILITIES

- The equipment must be used under normal installation and application conditions as described in the User's Manual.

-        The equipment must be maintained as described in the User's Manual.

- Reasonable precautions should be taken to keep caustic atmospheric conditions, chemical spills, and biological and radioactive contamination from rendering the equipment irreparable, which would void this warranty. See the Hazardous Limitation Statement for further details.

- Zymark Automation Certified Disposables are required for proper operation of all applicable products.

- The customer is responsible for making the equipment available for a PM during the warranty period. Zymark will not be held liable for a missed PM due to restricted access to the equipment during the coverage period.

- When Zymark provides telephone, fax, or modem support, the customer is responsible for completing any necessary documentation of the service.

- If the customer maintains a change control/validation logbook as a permanent record, then he/she is responsible for entering all service documentation into this log.

- Customers must perform the appropriate level of revalidation required as a result of maintenance or service provided.

- Data back up is the responsibility of the customer. Zymark will not be held liable for loss of data due to failure of the PC (controller) hardware or software.

- Customer will make the equipment available for emergency and preventative maintenance servicing upon arrival of a Zymark Field Service Engineer.

EXCLUSIONS

ANY ALTERATION OF THE HARDWARE OR SOFTWARE ON ZYMARK PRODUCTS COVERED UNDER THIS WARRANTY, THAT ARE NOT PERFORMED BY ZYMARK CORPORATION OR AN APPROVED ZYMARK VENDOR, WILL VOID THIS WARRANTY.

- Product that has been subject to misuse, accident, negligence or improper transportation, handling, installation, storage, use, maintenance, or application is not covered under this warranty.

- The Sciclone 384-channel low volume head is warranted for one (1) year or 750,000 aspirate or dispense movements, whichever comes first.

- The Sciclone 100nL head is warranted for one (1) year or 600,000 aspirate or dispense movements, whichever comes first.

- Zymark Automated Certified Disposables are required for proper operation. Repair services required for inaccurate operation, accuracy, or precision due to the use of non-Zymark Automated Certified Disposables will void this warranty and be invoiced at Zymark's current field service rates.

-        This warranty is intended to cover equipment manufactured by Zymark.
     Equipment purchased from other vendors is not covered by this warranty.

- Zymark will provide service for Zymark supported software and hardware platforms only. A Zymark representative has the right to remove any unsupported software from the controller when troubleshooting to eliminate any possible software conflicts it may have on Zymark equipment. Service due to unsupported software loaded on the controller will be invoiced at Zymark's current field service rates.

- Limited-Life parts are covered for thirty (30) days after installation and are replaced once during the PM. Beyond this replacement, these parts are available at current list prices and are designed for replacement by the customer. See the description of Limited-Life Parts below.

- Damage to Limited-Life parts caused by insufficient maintenance or cleaning practices, or abnormal applications are not covered under this contract. If these situations are diagnosed, charges are at current list prices for parts and current service rate structure for labor and travel.

-        Application and chemistry support is not included.

- Software releases that contain new product features and functionality are offered for sale by Zymark and are not included under this program.

- This warranty applies only to the original users and delivery locations. It is not transferable to other users or locations without pre-approval from Zymark.

LIMITED-LIFE PARTS

Limited-Life Parts are any parts that are exposed to solvents, reagents, or samples. Such parts include, but are not limited to: syringes, valves, seals, and fittings. These parts are warranted to be functional at the time of installation and are covered for thirty (30) days after installation. Limited Life Parts are routinely replaced by Zymark Field Service Engineers during a PM visit or during Zymark Repair Depot servicing. Otherwise, these parts are available from Zymark at current list prices and are designed for replacement by the customer.

REPAIR AUTHORIZATION

In servicing situations requiring the return of equipment to Zymark, equipment must be returned to Hopkinton, MA, USA, or a facility designated by Zymark. The customer shall prepay charges for equipment returned to Zymark, with Zymark paying for equivalent return shipment to the customer.

A Returned Material Authorization (RMA) must be obtained for any equipment being returned to Zymark. Contact the Zymark Technical Support Center by telephone at
(508) 435-9761 or via the Internet at techsupport@zymark.com or by fax at (508) 435-0950 before returning any equipment to Zymark. Additionally, customers are required to complete a Zymark Chemical Questionnaire prior to the issuance of an RMA. All equipment returned to Zymark must first be decontaminated to meet Zymark and United States

Department of Transportation procedures and standards. These procedures provide for the safety of Zymark receiving and repair personnel.

HAZARDOUS LIMITATION STATEMENT

AT NO TIME WILL ZYMARK PERSONNEL PERFORM SERVICE ON UNSAFE EQUIPMENT, PERFORM SERVICE IN UNSAFE ENVIRONMENTS, OR DECONTAMINATE EQUIPMENT TO MAKE IT SAFE.

ZYMARK IS NOT LICENSED TO ACCEPT PRODUCTS THAT HAVE BEEN EXPOSED TO RADIOACTIVE MATERIALS.

Prior to the performance of any service work, Zymark personnel will evaluate the condition of the equipment and the environment in which the equipment is located. After evaluation and discussion with the customer, Zymark commits to the following:

- When the environment and equipment are determined to be free of chemical, radioactive and bio-hazardous materials by Zymark personnel, servicing will be performed.

- When the equipment and/or the environment are determined to be hazardous by Zymark personnel, Zymark reserves the right to refuse servicing the equipment. One of two situations will then occur:

     1) The customer will decontaminate the equipment and/or the environment in which the equipment is located to the satisfaction of Zymark personnel, prior to Zymark servicing.

     2) The customer decides not to decontaminate the equipment and/or the environment, and takes responsibility to service the equipment themselves through on site, verbal instruction from Zymark personnel.

PARTS AVAILABILITY AND ON-GOING SUPPORT

Zymark provides support for its products for a period of five (5) years after a product is no longer available for purchase.

NO OTHER WARRANTIES

ZYMARK SPECIFICALLY DISCLAIMS ANY AND ALL OTHER PROMISES, REPRESENTATIONS, AND WARRANTIES, EXPRESSED OR IMPLIED. THIS INCLUDES, BUT IS NOT LIMITED TO, THE PRODUCT'S CONDITION, ITS CONFORMITY TO ANY DESCRIPTION OR REPRESENTATION, THE EXISTENCE OF ANY LATENT OR PATENT DEFECTS, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT WILL ZYMARK BE LIABLE, WHETHER ARISING IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE, FOR ANY LOSS OF PROFIT OR ANY OTHER COMMERCIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR OTHER. IN NO EVENT SHALL ZYMARK'S LIABILITY EXCEED THE PURCHASE PRICE OF THE PRODUCT.

                                    EXHIBIT I

       (There was no Exhibit I attached to the final signature document.)

                                    EXHIBIT J

                               INDUSTRY STANDARDS

REGULATORY REQUIREMENTS
        COMPLIANCE

      The equipment shall comply with the following regulatory standards, or applicable equivalents, for the United States, Canada, and the European
      Union:

      Product Safety for "Electrical Equipment for Measurement, Control, and
           Laboratory Use", Pollution Degree 2, Overvoltage Category II:

           Low Voltage Directive 73/23/EEC (European Union)
                Applicable standard as of 2003:  IEC 61010-1:2001

           CAN/CSA-C22.2 No. 1010.1-92 or UL 61010A-1 Class OGTK7
               (Canada)

           UL 61010A-1 Class OGTK (USA)

      Electromagnetic Conformity for "Industrial, Scientific and Medical" (ISM) equipment, Group I, Class A:

           EMC  Directive 89/336/EEC (European Union)
               Applicable standards as of 2003:

                      EN 61326-1:1997/A2:2001

                      EN 55011:1991

                      EN 61000-3-2:2001

                      EN 61000-3-3:1995

           FCC Part 15 for Class A Equipment

                                    EXHIBIT K

       (There was no Exhibit K attached to the final signature document.)

                                    EXHIBIT L
                               MARKETING MATERIALS

Affymetrix will develop a Marketing Plan and Launch Plan, each as further described below:

1.0      A high level Marketing Plan will [ * ]

     -   2.    Affymetrix will also develop a Launch Plan which will [ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.